Exhibit 99.3

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

)
In re:	)	Chapter 11
)
GSE ENVIRONMENTAL, INC., et al.,1)		Case No. 14-11126 (___)
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Debtors.	)	(Joint Administration Requested)
)

DISCLOSURE STATEMENT RELATING TO THE DEBTORS’ JOINT PLAN OF
REORGANIZATION PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

Patrick J. Nash, Jr., P.C. (pro hac vice admission pending)	Laura Davis Jones (DE Bar No. 2436)
Jeffrey D. Pawlitz (pro hac vice admission pending) Bradley Thomas Giordano (pro hac vice admission pending)	Timothy P. Cairns (DE Bar No. 4228)
KIRKLAND & ELLIS LLP	PACHULSKI STANG ZIEHL & JONES LLP
300 North LaSalle	919 North Market Street, 17th Floor
Chicago, Illinois 60654	P.O. Box 8705
Telephone:	(312) 862-2000	Wilmington, Delaware 19899-8705 (Courier 19801)
Facsimile:	(312) 862-2200	Telephone:	(302) 652-4100
Email:	patrick.nash@kirkland.com	Facsimile:	(302) 652-4400
	jeffrey.pawlitz@kirkland.com	Email:	ljones@pszjlaw.com
	bradley.giordano@kirkland.com		tcairns@pszjlaw.com

Proposed Co-Counsel for the Debtors and Debtors in Possession

Dated:  May 4, 2014

PLEASE NOTE THAT THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL, AND HAS NOT YET BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF VOTES WITH RESPECT TO THE DEBTORS’ JOINT PLAN OF REORGANIZATION PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE OR AN OFFER WITH RESPECT TO ANY SECURITIES. ANY SUCH SOLICITATION OR OFFER WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND PROVISIONS OF THE BANKRUPTCY CODE. ACCEPTANCES OR REJECTIONS OF THE DEBTORS’ PLAN MAY NOT, AND WILL NOT, BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT. ACCORDINGLY, THE INFORMATION CONTAINED HEREIN IS SUBJECT TO CHANGE.

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1
The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, include:  GSE Environmental, Inc. (1074); GSE Environmental, LLC (1539); GSE Holding, Inc. (9069); and SynTec, LLC (2133).  The location of the Debtors’ service address is:  19103 Gundle Road, Houston, Texas 77073.

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EXHIBITS

EXHIBIT A                      Plan of Reorganization

EXHIBIT B                      Liquidation Analysis

EXHIBIT C                      Debtors’ Financial Projections

EXHIBIT D                      Debtors’ Prepetition Corporate Structure

ii

Important Information About This Disclosure Statement

This disclosure statement (the “Disclosure Statement”) provides information regarding the Debtors’ Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code (as may be amended, supplemented, or modified from time to time, the “Plan”) that GSE Environmental, Inc., collectively with its Affiliates, GSE Environmental, LLC, GSE Holding, Inc., and SynTec, LLC, as debtors and debtors in possession (each, a “Debtor,” collectively, the “Debtors,” and collectively with their non-Debtor direct and indirect subsidiaries, the “Company”) are seeking to have confirmed by the Bankruptcy Court.  A copy of the Plan is attached as Exhibit A hereto.  All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Plan.

The Plan provides for the Debtors’ reorganization as a going concern and proposes an appropriate post-emergence balance sheet that will position the Debtors for future success.  Specifically, the Plan contemplates a substantial reduction in the Debtors’ funded debt obligations by satisfying the approximately $173.4 million of principal obligations under the First Lien Credit Facility with New Equity.  The Plan also calls for significant recoveries for general unsecured creditors.  In particular and as set forth in more detail in the Plan, the Plan:  (a) provides for payment in full of claims of trade creditors that agree (i) to return to trade terms no less advantageous to the Debtors than those in place twelve months before the Petition Date and (ii) to maintain those trade terms for twelve months after the Effective Date; and (b) also provides for an amount of cash for other General Unsecured Claims, which the Debtors believe is sufficient to pay such claims in full.  Under the Plan, the Debtors would fund distributions with Cash on hand, as well as the proceeds of their Exit Facility.

THE DEBTORS BELIEVE THAT THE PLAN IS FAIR AND EQUITABLE, MAXIMIZES THE VALUE OF THE DEBTORS’ ESTATES, AND PROVIDES THE BEST RECOVERY TO HOLDERS OF CLAIMS AND INTERESTS.  AT THIS TIME, THE DEBTORS BELIEVE THIS IS THE BEST AVAILABLE ALTERNATIVE FOR COMPLETING THESE CHAPTER 11 CASES.  THE DEBTORS STRONGLY RECOMMEND THAT YOU VOTE TO ACCEPT THE PLAN.

Confirmation and Consummation of the Plan are subject to certain material conditions precedent described in Article IX of the Plan.  There is no assurance that the Plan will be confirmed or, if confirmed, that such material conditions precedent will be satisfied or waived.

You are encouraged to read this Disclosure Statement in its entirety, including the Plan, and the section herein entitled “Risk Factors” prior to submitting your ballot to vote to accept or reject the Plan.

The Bankruptcy Court’s approval of this Disclosure Statement does not constitute a guarantee of the accuracy or completeness of the information contained herein or an endorsement of the merits of the Plan by the Bankruptcy Court.

Summaries of the Plan and statements made in this Disclosure Statement in connection with the Plan are qualified in their entirety by reference to the Plan, the exhibits and schedules attached to the Plan, and the Plan Supplement.  The statements contained in this Disclosure Statement are made only as of the date of this Disclosure Statement, and there is no assurance that the statements contained herein will be correct at any time after such date.  Except as otherwise provided in the Plan or in accordance with applicable law, the Debtors are under no duty to update or supplement this Disclosure Statement.

The information contained in this Disclosure Statement is included for purposes of soliciting acceptances to the Plan and obtaining Confirmation and may not be relied upon for any other purpose.  The Debtors believe that the summary of certain provisions of the Plan and certain other documents and financial information contained or referenced in this Disclosure Statement is fair and accurate.  The summaries of the financial information and the documents attached to this Disclosure Statement, or otherwise incorporated herein by reference, are qualified in their entirety by reference to those documents.  In the event of any inconsistency between this Disclosure Statement and the Plan, the relevant provision of the Plan, as it relates to such inconsistency, shall govern.

No representations concerning the Debtors or the value of the Debtors’ property has been authorized by the Debtors other than as set forth in this Disclosure Statement.  Any information, representations, or inducements made to obtain acceptance of the Plan, which are other than or inconsistent with the information contained in this Disclosure Statement and in the Plan, should not be relied upon by any Holder of a Claim or Interest entitled to vote to accept or reject the Plan.

Neither the United States Securities and Exchange Commission (the “SEC”) nor any similar federal, state, local, or foreign regulatory agency, has approved or disapproved of the offered securities or the Plan or passed upon the accuracy or adequacy of the statements contained in this Disclosure Statement.

The Debtors have sought to ensure the accuracy of the financial information provided in this Disclosure Statement, but the financial information contained in, or incorporated by reference into, this Disclosure Statement has not been and will not be audited or reviewed by the Debtors’ independent auditors unless explicitly provided otherwise.

The shares of common stock to be issued pursuant to the Plan (i.e., the New Equity), as described in this Disclosure Statement, will be issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), or similar federal, state, local, or foreign laws, in reliance on the exemptions from the registration requirements of those laws and the exemption set forth in section 1145 of the Bankruptcy Code and other applicable exemptions in foreign jurisdictions.  Other shares of the New Equity may be issued pursuant to other applicable exemptions under the federal and foreign securities laws.  To the extent exemptions from registration other than section 1145 apply, such securities may not be offered or sold except pursuant to a valid exemption or registration under the Securities Act or similar foreign laws.

The Debtors make statements in this Disclosure Statement that are considered forward-looking statements under the federal securities laws.  The Debtors consider all statements herein regarding anticipated or future matters, including but not limited to statements about the following, to be forward-looking statements:

●	any future effects from the Chapter 11 Cases;	●	growth opportunities;
●	financing plans;	●	results of litigation;
●	competitive position;	●	disruption of operations;
●	business strategy;	●	contractual obligations;
●	budgets;	●	projected general market conditions;
●	projected cost reductions;	●	potential asset sales;
●	capital expenditure and liquidity requirements;	●	the impact of future regulations;
●	the Debtors’ ability to secure project bids;	●	future demand for the Debtors’ products; and
●	the Debtors’ expected future financial position, liquidity, results of operations, profitability, and cash flows;	●	projected and estimated liability costs, including tort and environmental costs and costs of environmental remediation.
●	plans and objectives of management for future operations;

Statements concerning these and other matters are not guarantees of the Debtors’ future performance.  Such statements represent the Debtors’ estimates and assumptions only as of the date such statements were made.  There are risks, uncertainties, and other important factors that could cause the Debtors’ actual performance or achievements to be materially different from those they may project, and the Debtors undertake no obligation to update any such statement.  These risks, uncertainties, and factors include but are not limited to:

●	labor costs;	●	multinational business risks;
●	limited access to capital resources;	●	adverse tax or regulatory changes;
●	lower prices for the Debtors’ services or a decline in the Debtors’ market share due to competition or price pressure by customers;	●	the Debtors’ ability to implement cost reduction initiatives in a timely and effective manner;
●	the Debtors’ ability to confirm and consummate the Plan;	●	price increases or shortages of raw materials and energy;
●	the Debtors’ overall level of indebtedness and ability to reduce their overall financial leverage;	●	continued decline in the general economic, business, and market conditions where the Debtors operate;
●	changes in domestic laws and regulations;	●	interest rate fluctuations;
●	customer response to the Chapter 11 Cases;	●	financial conditions of the Debtors’ customers;
●	unexpected equipment failures or damage to the Debtors’ manufacturing facilities;	●	decreases in the levels of capital investment expenditures by the Debtors’ customers;
●	seasonality and weather conditions;	●	inability to have claims discharged or settled during the Chapter 11 Cases; and
●	disruptions in the Debtors’ operations due to natural disasters;	●	commodity prices.
●	possible termination of the RSA (as defined below);

Questions and Answers Regarding this Disclosure Statement and the Plan

Why are the Debtors sending me this Disclosure Statement?

The Debtors are soliciting acceptances of the Plan and seeking to obtain Bankruptcy Court approval of the Plan.  Prior to soliciting acceptances of a proposed plan, section 1125 of the Bankruptcy Code requires a debtor to prepare and distribute to holders of claims and interests entitled to vote on the Plan a disclosure statement containing adequate information of a kind, and in sufficient detail, to enable a hypothetical reasonable investor to make an informed judgment on whether to accept or reject the Plan.  The Debtors are sending you this Disclosure Statement in accordance with those requirements.

Am I entitled to vote to accept or reject the Plan?  What will I receive from the Debtors if the Plan is consummated?

Your ability to vote and your distribution, if any, depend on the kind of Claim or Interest that you hold.  As required under section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, DIP Facility Claims, and Priority Tax Claims have not been classified.  Such Claims must be satisfied in full in Cash on the Effective Date or, in the case of Priority Tax Claims, within 5 years of the Effective Date in accordance with section 1129(a)(9)(C).  Administrative Claims, DIP Facility Claims, and Priority Tax Claims are not entitled to vote to accept or reject the Plan and are conclusively presumed to have accepted the Plan.  The remainder of Claims and Interests are classified into the following Classes and their respective voting statuses and projected recoveries under the Plan are as follows:

Class	Claims and Interests	Status	Voting Rights	Projected Recovery
Class 1	Other Priority Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)	100%
Class 2	Other Secured Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)	100%
Class 3	First Lien Loan Claims	Impaired	Entitled to Vote	100% of New Equity
Class 4	Qualified Unsecured Trade Claims	Impaired	Entitled to Vote	100%
Class 5	General Unsecured Claims	Impaired	Entitled to Vote	100%2
Class 6	Section 510(b) Claims	Impaired	Not Entitled to Vote (Deemed to Reject)	0%
Class 7	Intercompany Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept/Deemed to Reject)	100%/0%
Class 8	Intercompany Interests	Unimpaired	Not Entitled to Vote (Presumed to Accept/Deemed to Reject)	100%/0%
Class 9	Parent Equity Interests	Impaired	Not Entitled to Vote (Deemed to Reject)	0%

For more information about the treatment of Claims and Interests, see the section herein entitled “Treatment of Claims and Interests.”
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Holders of Allowed General Unsecured Claims will receive their Pro Rata share of the General Unsecured Claims Recovery Pool, which the Debtors anticipate will be sufficient to pay Allowed General Unsecured Claims in full.

If the Plan provides that I get a distribution, when do I get it, and what do you mean when you refer to “Confirmation,” “Effective Date,” and “Consummation?”

Confirmation of the Plan refers to the Bankruptcy Court’s approval of the Plan.  Confirmation of the Plan does not guarantee that you will receive the distribution indicated under the Plan.  After Confirmation of the Plan, there are conditions (described in Article IX of the Plan) that need to be satisfied or waived so that the Plan can be consummated and go effective.  References to the Effective Date mean the date that all conditions to the Plan have been satisfied or waived, at which point the Plan may be “consummated.”  Distributions only will be made after Consummation of the Plan.  See the section herein entitled “Confirmation of the Plan,” for a discussion of the conditions to Consummation.

How will the Debtors fund distributions under the Plan?

The Debtors will fund distributions under the Plan with Cash on hand, including Cash from operations, as well as proceeds from the Exit Facility.

How is the Plan going to be implemented?

The Restructuring Transactions will be effected in accordance with the Restructuring Transactions Memorandum.  The Debtors shall issue the New Equity and fund the General Unsecured Claims Recovery Pool on the Effective Date.

What is the effect of the Plan on the Debtors’ ongoing business?

           The Debtors are reorganizing under chapter 11 of the Bankruptcy Code.  As a result, Confirmation means that the Debtors will not be liquidated or forced to go out of business.  Following Confirmation, the Plan will be consummated on the Effective Date, which is a date selected by the Debtors that is reasonably acceptable to the Required Lenders and that is a business day after which all conditions to Consummation have been satisfied or waived.  On or after the Effective Date, and unless otherwise provided in the Plan, the Reorganized Debtors may operate their businesses and, except as otherwise provided by the Plan, may use, acquire or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.  Additionally, upon the Effective Date, all actions contemplated by the Plan will be deemed authorized and approved.

Will there be releases and exculpation granted to parties in interest as part of the Plan?

Yes, the Plan proposes to release and exculpate each of:  (a) the DIP Agent, the DIP Lenders, and the Holders of DIP Facility Claims, in each case, in their capacity as such;  (b) the Priming Loan Lenders and the Priming Loan Agent; (c) Holders of the First Lien Loan Claims; (d) the Exit Facility agent and lenders, in each case, in their capacity as such; (e) the official committee of unsecured creditors appointed in the Chapter 11 Cases, if any; and (f) with respect to each of the foregoing entities in clauses (a) through (e), such person’s current and former Affiliates, subsidiaries, officers, directors, principals, employees, agents, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, in each case in their capacity as such; and (g) the Debtors’ and the Reorganized Debtors’ current  Affiliates (including CHS Capital), including the Non-Filers, subsidiaries, officers, directors, principals, employees, agents, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, in each case in their capacity as such.

The Debtors’ releases, third-party releases, and exculpation provisions included in the Plan are an integral part of the Debtors’ overall restructuring efforts.  All of the parties included in the definition “Released Parties” have made a substantial contribution to the Debtors’ restructuring effort, whether through the provision of DIP financing or efforts to negotiate and implement the Plan, which will preserve the going-concern value of the Debtors for the benefit of all parties in interest.  Each of the DIP Agent, the DIP Lenders, the Priming Loan Agent, the Priming Loan Lenders, the Holders of First Lien Loan Claims, the agent and lenders under the Exit Facility, and the official committee of unsecured creditors (if any) is warranted the benefit of the release and exculpation provisions.

Based on the foregoing, the Debtors believe that the releases in the Plan are necessary and appropriate and meet the requisite legal standard in the Third Circuit.  Moreover, the Debtors will present evidence at the Confirmation Hearing to demonstrate the basis for and propriety of the release and exculpation provisions.

Each Holder of a Claim or an Interest in the Debtors that (a) is entitled to vote to accept or reject the Plan and votes to accept the Plan or (b) is Unimpaired and presumed to accept the Plan will be deemed to have expressly, unconditionally, generally and individually and collectively released and discharged all Claims and Causes of Action against the Debtors and the Released Parties.  The releases in the Plan represent an integral element of the Plan.

What are the contents of the solicitation packages to be sent to Holders of Claims and Interests who are eligible to vote to accept or reject the Plan?

Holders of Interests are not eligible to vote on the Plan.  Holders of Claims who are eligible to vote to accept or reject the Plan will receive appropriate solicitation materials including:

•	a cover letter explaining the solicitation process and urging Holders of Claims in the Classes entitled to vote to accept or reject the Plan (the “Voting Classes”) to vote to accept the Plan;

•	this Disclosure Statement (and exhibits thereto, including the Plan);

•	the order approving this Disclosure Statement (excluding the exhibits thereto);

•	the notice of the hearing to consider Confirmation of the Plan;

•
an appropriate Class 3 Ballot, Class 4 Ballot, or Class 5 Ballot (each as defined below and collectively, the “Ballots”), as applicable, to vote to accept or reject the Plan (together with detailed voting instructions and a pre-addressed, postage prepaid return envelope); and

•	such other materials as the Court may direct.

Parties in interest not entitled to vote to accept or reject the Plan will receive a notice explaining that this Disclosure Statement, the Plan, and all of the exhibits thereto are (and, in the future, the Plan Supplement will be) available for viewing by any party by (a) contacting the Debtors’ restructuring hotline at (844) 205-4335 or the Debtors’ Noticing Agent at GSE Environmental, Inc., et al., c/o Prime Clerk LLC, 830 Third Avenue, 9th Floor, New York, New York 10022 or by email at gseballots@primeclerk.com; (b) downloading such documents (excluding the Ballots) from the Debtors’ restructuring website at http://cases.primeclerk.com/gse; or by (c) visiting the Bankruptcy Court’s website (for a fee) at http://www.deb.uscourts.gov.

Will the Debtors file reports with the SEC?

The Debtors expect to continue filing reports under the Securities Exchange Act of 1934 (as amended) with the SEC during the Chapter 11 Cases.

What rights will the Debtors’ new stockholders have?

The rights of the Debtors’ new stockholders will be set forth in a stockholders’ agreement, the form of which the Debtors will file as part of the Plan Supplement.

Where will Reorganized GSE Holding, Inc. and Reorganized GSE Environmental, Inc. be organized?

Reorganized GSE Holding, Inc. and Reorganized GSE Environmental, Inc. will both be organized in the United States under the Delaware General Corporation Law.

How will the New Equity be distributed?  Will holders be entitled to stock certificates?

The New Equity in Reorganized GSE Holding, Inc. is expected to be distributed to Holders of First Lien Loan Claims from GSE Environmental, Inc.

It is not expected that holders of New Equity will be entitled to stock certificates.

What is the deadline to vote on the Plan?

5:00 p.m., prevailing Eastern Time, on [_____], 2014 at 5:00 p.m., prevailing Eastern Time.

How do I vote to accept or reject the Plan?

The Debtors are distributing this Disclosure Statement, accompanied by an appropriate Ballot to be used for voting to accept or reject the Plan, to the Holders of Claims entitled to vote to accept or reject the Plan.  If you are a Holder of a Claim in Class 3, 4, or 5, you may vote to accept or reject the Plan by completing, respectively, the Ballot for Holders of Class 3 Claims (the “Class 3 Ballot”), the Ballot for Holders of Class 4 Claims (the “Class 4 Ballot”), or the Ballot for Holders of Class 5 Claims (the “Class 5 Ballot”) and returning it in the envelope provided.

The Debtors have engaged Prime Clerk LLC to serve as the Noticing Agent.  The Noticing Agent is available to answer questions, provide additional copies of all materials, and oversee the voting process.  The Noticing Agent will process and tabulate Ballots for each Class entitled to vote to accept or reject the Plan.

BALLOTS
Ballots must be actually received by the Noticing Agent by the Voting Deadline, which is 5:00 p.m., prevailing Eastern Time, on [_____] at the following address:
GSE Environmental, Inc., et al. c/o Prime Clerk LLC 830 Third Avenue, 9th Floor New York, New York 10022
If you have any questions on the procedure for voting on the Plan, please call the Noticing Agent at (844) 205-4335, or email at gseballots@primeclerk.com.

More detailed instructions regarding how to vote on the Plan are contained on the Ballots distributed to Holders of Claims that are entitled to vote to accept or reject the Plan.  For your vote to be counted, your Ballot must be completed, signed, and received by the Voting Deadline.  Any Ballot received by the Noticing Agent after the Voting Deadline will not be counted unless the Debtors determine, in their sole and absolute discretion, to count the untimely Ballot.

Any Ballot that is properly executed by the Holder of a Claim, but which does not clearly indicate an acceptance or rejection of the Plan, or which indicates both an acceptance and a rejection of the Plan, will not be counted.

Each Holder of a Claim entitled to vote to accept or reject the Plan may cast only one Ballot for each Claim held by such Holder.  By signing and returning a Ballot, each Holder of a Claim in Class 3, 4, or 5 will certify to the Bankruptcy Court and the Debtors that no other Ballots with respect to such Claim have been cast or, if any other Ballots have been cast with respect to the applicable Class of Claims, that any earlier Ballots are superseded and revoked by the last, timely-filed Ballot.

All Ballots are accompanied by return envelopes.  It is important to follow the specific instructions provided on each Ballot.

When is the Confirmation Hearing expected to occur?

The Bankruptcy Court has scheduled the Confirmation Hearing for [_____] at [_____], prevailing Eastern Time.  The Confirmation Hearing may be adjourned from time to time without further notice except for an announcement of the adjourned date made at the Confirmation Hearing or by notice of any adjournment of the Confirmation Hearing filed by the Debtors and posted on their website at http://cases.primeclerk.com/gse.

The Debtors’ History and the Chapter 11 Cases

The Company’s Businesses

The Company is a leading global provider of highly engineered geosynthetic containment solutions for environmental protection and confinement applications.  The majority of the Company’s products serve as barriers that prevent the transmission of undesirable fluids and solids that could contaminate ground water or otherwise pollute the environment, and the Company’s products are utilized across a broad spectrum of end markets, including:  (a) waste management; (b) mining; (c) liquid containment (including water infrastructure, agriculture, and aquaculture); (d) coal ash containment; and (e) oil and gas.  The Company’s containment solutions prevent common environmental problems associated with these end markets through a wide range of geosynthetic products.

The Company’s lining solutions are manufactured primarily from polyethylene resins (a type of plastic) and proprietary additives.  Because the Company’s products play a mission-critical role in the safe containment of materials and groundwater protection across a wide range of applications, the Company’s products must meet a broad array of exacting quality standards, including with respect to impermeability, structural integrity, resistance to weathering and ultraviolet degradation, and usefulness after extended chemical exposure.

Given its broad geographic presence and diversified product line, the Company is one of only a few geosynthetic lining solution manufacturers capable of meeting the specific performance and regulatory standards required to supply large, complex projects on a global basis.  Moreover, the Company is the technological leader in its industry, and its global network of engineers often collaborate with international standards organizations to develop regional specifications and standards for existing and new product applications.

Not surprisingly, the demand for geosynthetics is heavily influenced by environmental regulations.  As such, the Company’s collaboration with these international standards organizations helps to ensure that newly promulgated environmental regulations are geared around the specifications of the Company’s product line.  Consequently, the Company is well-positioned to capture new opportunities from the implementation and enforcement of more stringent environmental regulations driven by increasing environmental awareness globally, especially in emerging markets.

A.	End Markets and Applications

The Company focuses primarily on providing containment products for global waste management, mining, liquid containment, coal ash containment, and oil and gas end markets.  The Company’s products are used in a variety of material containment and environmental protection applications by end-users in these industries, including some of the largest mining, waste management, power, and other civil and industrial infrastructure companies in the world.

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Waste Management.  Geosynthetics are used in the construction of landfill liner systems for solid waste containment to prevent landfill runoff from entering the surrounding soil and groundwater.  Such geosynthetic liners are also used as caps to prevent the escape of greenhouse gases, control odors, and limit rainwater infiltration of landfills.  The waste management end market accounts for approximately 35 percent of the Company’s revenue.

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Mining.  Geosynthetics are used in the heap leach mining process, which involves pouring acid leachate over mined ore to separate the targeted metals and minerals from the ore.  Geosynthetic liners also provide protection in other mining processes which result in water that is contaminated with materials left over from separating the valuable fraction from the uneconomic fraction of an ore, also known as “water-borne tailings.”  This end market is driven by (a) the demand for metals such as copper, gold, and lithium, and minerals such as phosphate, and (b) the need for new mining infrastructure to satisfy such demand.  The mining end market accounts for approximately 25 percent of the Company’s revenue.

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Liquid Containment.  Geosynthetic products are used to prevent water leakage in a wide variety of civil engineering and water infrastructure applications, such as water treatment facilities, reservoirs, canals, and dams.  In addition to preventing water leakage, geosynthetics are also used in agriculture and aquaculture applications—such as irrigation waterways and fish farming ponds—to reinforce structural integrity, as well as to protect against soil erosion and weed growth.  The liquid containment end market accounts for approximately 17 percent of the Company’s revenue.

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Coal Ash Containment.  The Company’s geosynthetic products are used in connection with coal-burning power plants to prevent the runoff of coal ash—a byproduct thereof—which can contaminate soil and groundwater.  These lining solutions are used by electric utilities and other non-utility, industrial coal burning sites. The coal ash containment end market accounts for approximately 5 percent of the Company’s revenue.

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Oil & Gas.  The Company’s products are used in a number of applications in the drilling and production of oil and gas, including the fracking industry.  Geosynthetics are used to line storage and disposal ponds holding freshwater required for hydraulic fracking, fracking chemicals, and flowback water, by-products containing high levels of the salt, down-well chemicals, and metals used in the fracking process, brine ponds, and mud pits.  The oil and gas end market accounts for approximately 7 percent of the Company’s revenue.

B.	Products

The Company’s primary product lines include geomembranes, drainage products, geosynthetic clay liners, nonwoven geotextiles, and specialty products.  The Company’s products can be used on stand-alone bases or packaged together multifaceted, custom solutions designed to meet unique containment requirements of the Company’s customers.

1.	Geomembranes

Geomembranes are geosynthetic lining materials which are used as barriers for both fluids and solids in the waste management, mining, and liquid containment markets.  Geomembranes are manufactured from polyethylene and polypropylene resins with additives designed to resist weathering, ultraviolet degradation, and chemical exposure for extended periods of time.  The Company is by far the largest global provider of geomembrane solutions, with a market share of nearly 25 percent.  Sales for geomembranes accounted for approximately 75 percent of the Company’s 2013 revenue.

2.	Drainage Products

The Company’s drainage products include geonets and geocomposites, which are products designed to complement or replace sand, stone, and gravel in applications such as erosion control, foundation wall damage, and pavement drainage.  These products are typically installed along with geomembranes in a liner system to keep liquids from accumulating on the liners.  The Company’s drainage solutions also include geogrids, another form of geosythetics used in the mining, transportation, waste management, and oil and gas markets to improve the structural integrity of soils, slopes, and walls.  Sales for drainage products accounted for approximately 10 percent of the Company’s 2013 revenue.

3.	Geosynthetic Clay Liners

Geosynthetic clay liners are typically installed as the bottom layer of a liner system and are used in the Company’s waste management, liquid containment, and coal ash end markets.  The Company combines geosynthetics with sodium bentonite clay to form a highly impermeable barrier that can replace thick layers of expensive compacted clay.  Sales for geosynthetic clay liners accounted for approximately 8 percent of the Company’s 2013 revenue.

4.	Nonwoven Geotextiles

Nonwoven geotextiles are synthetic, staple fiber, nonwoven needle-punched fabrics used in environmental and other industrial applications that include filtration, soil stabilization, separation, drainage, and gas transmission, cushion, and liner protection applications.  The Company’s customers often include these products as protective layers underneath geomembrane liners, shielding such geomembrane liners from rocks or other protrusions.  The Company also uses nonwoven geotextiles for the construction of roadways, although they are primarily used internally to manufacture drainage products and geosynthetic clay liners.  Sales for nonwoven geotextiles accounted for approximately 2 percent of the Company’s 2013 revenue.

5.	Specialty Products

In addition to its main product lines, the Company also manufactures products tailored and custom-made to meet unique customer needs.  For example, the Company produces tanks, pipe boots, corners, sumps, and other ancillary parts that are fit to the Company’s liners in order to reduce installation time.  The Company also offers vertical barrier systems that block the lateral migration of subsurface fluids and studded geomembranes which protect against corrosion and deterioration of concrete structures, including tanks, pipes, and drainage channels.  The Company offers its specialty products in a wide range of markets, including environmental, aquaculture, and civil applications.  Sales for specialty and other products accounted for approximately 6 percent of the Company’s 2013 revenue.

C.	Raw Materials and Supply Chain Management

The Company’s principal products are manufactured primarily from specially formulated high grade polyethylene resins with chemical additives.  These resin-based materials, derived from crude petroleum and natural gas, represent approximately 80 percent of the Company’s cost of goods sold.  Because raw materials account for such a large part of the Company’s expenditures, the Company has taken steps in recent years to reduce the risk of volatility in resin costs to its profitability.  Where possible, the Company maintains at least two suppliers for most of their raw materials at each manufacturing location in order to protect against potential supply shortages and to avoid reliance on a single supplier.  Internally, the Company has taken several steps to improve its ability to forecast resin pricing and price its bids for resins accordingly.  These steps include retaining a highly experienced polyethylene pricing expert, as well as improving bid approval procedures and creating a sales managers’ commission program that is tied to the Company’s gross profit.

In general, the Company’s raw material orders are flexible and do not contain minimum purchase volumes or fixed prices.  Only about ten percent of the Company’s sales relate to long-term contracts, which are tied to published resin price indexes.  The remaining 90 percent of sales relate to contracts that contain re-pricing provisions after 30 days at the Company’s option.  The Company passes fluctuations in the cost of raw materials through to its clients, but, as described above, proactively manages the cost of resin purchases to both limit the need to re-price projects already under contract and better manage customer relationships.

D.	Customers and Competition

The Company maintains a strongly diversified customer base, with approximately 1,300 customers worldwide.  The Company’s engineering and technical sales personnel primarily target national or regional waste management companies, independent installers of geosynthetic liners, and mining, power, and industrial companies.  In 2013, the Company’s top ten customers represented approximately 21 percent of its total sales, and no single customer represented more than ten percent of the Company’s total sales.  Additionally, the Company’s customer base is geographically diverse, with the Company selling its products in approximately 100 countries.  This diverse customer base across a range of end markets and geographies helps support a stable demand for the Company’s products; indeed, in its highly competitive industry, the Company is the only industry participant with both (a) the ability to supply its customers with complete geosynthetic lining solutions and (b) the geographic reach to effectively serve a global market and respond to demand internationally.

The Company maintains leading positions in its various markets due to the superior performance and quality of its lining systems combined with competitive pricing.  The Company is one of the few businesses to offer multiple types of geosynthetic products.  With sales of approximately $419 million in 2013, the Company controls nearly 25 percent of the geomembrane market share, while the remaining landscape is fragmented with small- and medium-sized companies that offer only one or a few product types or lack global reach.  The Company leverages its global presence by centralizing purchasing to ensure raw materials are purchased at the most economical prices, thereby taking advantage of economies of scale to which smaller competitors do not have access.

E.	Employees

The Company employs approximately 625 employees worldwide, with the Debtors employing approximately 240 employees on a full-time basis.  Approximately 140 of the Debtors’ full time employees are paid on an hourly basis and approximately 100 receive a salary.  The Debtors’ workforce also includes approximately 15 individuals who are currently working part-time or are employed through temporary staffing agencies.  The Debtors’ highly skilled employees occupy a variety of positions, including manufacturing, engineering, and sales.  None of the Company’s workers are subject to a collective bargaining agreement, but approximately 20 employees of a non-Debtor subsidiary at a facility in Chile are subject to a collective bargaining agreement.

F.	Seasonality

Because a significant portion of the Company’s customers have projects in the northern hemisphere, a majority of the Company’s products are delivered during the summer and fall of each year, when weather is milder.  As a result, the Company’s sales in the first and fourth quarters of each calendar year have historically been lower than sales in the second and third quarters.   The impact of this seasonality is partially offset by the Company’s mining and liquid containment end markets, which are primarily located in the southern hemisphere.  As the Company’s mining end market becomes a greater source of sales, the Company expects seasonality to be further mitigated.

G.	Intellectual Property

The Company owns and controls a number of trade secrets, trademarks, patents, and other intellectual property rights that, in the aggregate, are important to the Company’s businesses.  The Company’s intellectual property portfolio protects the Company’s trademark, logo, and certain key components of their products.  The Company’s superior products and associated intellectual property portfolio provide the primary means by which the Company maintains its competitive advantage.

Historical Overview

In 1981, the Company was founded under the name Gundle Corporation and was the first company to utilize high-density polyethylene products in environmental protection barrier and lining systems.  Over the next five years, the Company’s business rapidly expanded.  By 1986, with business continuing to grow, the Company completed an initial public offering and was listed on the New York Stock Exchange.  Over the next two decades, the Company continued to develop new lining products, added manufacturing capabilities, and expanded its distribution network.  As part of this growth process, Gundle Corporation merged with SLT Environmental, Inc. in 1995 to create GSE Lining Technology, Inc., and in 2002, GSE Lining Technology, Inc. acquired Serrot International, Inc., which significantly improved the Company’s global scale and established the Company as a global leader in geosynthetic containment solutions.

In May 2004, the Company’s principal stockholder, CHS Capital LLC, acquired a majority ownership interest in GSE Holding, Inc., the Company’s ultimate parent entity, and took the Company private as part of its acquisition.  Almost eight years later, on February 15, 2012, GSE Holding, Inc. completed another initial public offering.  The Company used the proceeds from this offering to repay portions of its outstanding debt and to fund working capital and other general corporate purposes.  Subsequently, the Company continued to expand its business and, in 2013, acquired the equity interests of SynTec, LLC, which gave the Company access to the civil engineering market, brought geogrid applications to existing end markets, and gave the Company exclusive access to certain patents which will increase the depth of the Company’s product offerings.  Most recently, the Company expanded its world-wide presence in 2014 by opening a new manufacturing plant in Suzhou, China, which is well-positioned in a key emerging market.  The Company’s corporate organization is depicted on the chart attached hereto as Exhibit D.

The Debtors’ Prepetition Capital Structure

As of the Petition Date, the Debtors have total consolidated funded debt of approximately $193.1 million, all of which is secured by security interests in or liens on the Debtors’ assets.  These obligations are comprised of:  (a) $18.0 million of principal obligations under the Super Priority Credit Facility; (b) $173.4 million of principal obligations under the First Lien Credit Facility; and (c) $1.7 million of obligations under certain capital leases (collectively, the “Prepetition Debt Obligations”).  These amounts exclude accrued interest and fees outstanding through the Petition Date as well as open but undrawn letters of credit.

A.	The Super Priority Credit Agreement

GSE Environmental, Inc. is the borrower under that certain First Lien Revolving Credit Agreement, dated as of January 10, 2014 (as amended from time to time and with all supplements and exhibits thereto, the “Super Priority Credit Agreement”), by and between GSE Environmental, Inc., the lenders party thereto, and Cantor Fitzgerald Securities, as successor administrative and collateral agent.  The Super Priority Credit Agreement provides the Debtors with a credit facility, subject to the terms and conditions set forth therein (the “Super Priority Credit Facility”), which was intended to provide the Debtors liquidity to support their operations while simultaneously pursuing a sale process, as described in greater detail below.  Thus, the Super Priority Credit Agreement contains certain milestones that required (a) the Debtors to distribute an information memorandum to prospective buyers by January 17, 2014, (b) interested bidders to submit letters of intent by February 21, 2014, and (c) the Debtors to consummate a sale by March 30, 2014 (which date was subsequently changed to April 30, 2014, by amendment).  The Super Priority Credit Facility matured on April 30, 2014, subject to certain extensions allowed by its terms.

Obligations arising under the Super Priority Credit Facility are guaranteed on a super priority senior secured basis by each of the Debtors.  The obligations arising under the Super Priority Credit Facility are also secured by liens on substantially all of the Debtors’ assets, subject to certain exceptions, as well as the pledged stock of the Debtors and non-Debtor affiliates GSE International, Inc. and GSE Lining Technology Chile S.A.3

The Debtors intend to use proceeds from their proposed DIP Facility to pay all of their obligations under the Super Priority Credit Facility.

B.	The First Lien Credit Agreement

GSE Environmental, Inc. is the borrower under that certain First Lien Credit Agreement, dated as of May 27, 2011 (as amended from time to time and with all supplements and exhibits thereto, the “First Lien Credit Agreement”), by and between GSE Environmental, Inc., the lenders party thereto, and Cantor Fitzgerald Securities, as successor administrative and collateral agent.  The First Lien Credit Agreement provides the Debtors with a term loan (the “Term Loan”) and a revolving credit facility (the “Revolver” and together with the Term Loan, the “First Lien Credit Facility”) subject to the terms and conditions set forth therein.  The Debtors use approximately $2 million of the Revolver in the form of letters of credit.  Obligations arising under the First Lien Credit Facility are guaranteed on a senior secured basis by each of the Debtors.  The First Lien Credit Agreement contains certain milestones that required (a) the Debtors to distribute an information memorandum to prospective buyers by January 17, 2014, (b) interested bidders to submit letters of intent by February 21, 2014, and (c) the Debtors to consummate a sale by March 30, 2014 (which date was subsequently changed to April 30, 2014, by amendment).  Obligations arising under the First Lien Credit Facility are secured by liens on substantially all of the Debtors’ assets, subject to certain exceptions, as well as the pledged stock of the Debtors and non-Debtor affiliates GSE International, Inc. and GSE Lining Technology Chile S.A.4

C.	The Debtors’ Other Obligations

1.	Capital Leases

During 2012, Debtor GSE Environmental, LLC entered into three equipment financing agreements.  The first lease is with Susquehanna Commercial Finance, Inc. for equipment used to transport railcars, and it matures on April 19, 2015.  As of March 31, 2014, there was approximately $68,000 outstanding under this lease arrangement at an implied interest rate of 8.72 percent.  The second lease is with CapitalSource Bank for geosynthetic clay liner production equipment, and it matures on July 31, 2015.  As of March 31, 2014, there was approximately $1.7 million outstanding under this lease arrangement at an implied interest rate of 7.09 percent.  The third lease is with NMHG Financial Services for a truck, and it matures on May 5, 2016.  As of March 31, 2014, there was approximately $19,000 outstanding under this lease arrangement at an implied interest rate of 5.42 percent.  Each of the Debtors’ capital leases are secured by a first lien on the financed equipment.

____________________________
3	Only 65 percent of GSE Environmental, Inc.’s stock in non-Debtors GSE International, Inc. and GSE Lining Technology Chile S.A. is pledged in support of the Super Priority Credit Agreement.

4	Only 65 percent of GSE Environmental, Inc.’s stock in non-Debtors GSE International, Inc. and GSE Lining Technology Chile S.A. is pledged in support of the First Lien Credit Agreement.

2.	Other Secured Claims

In the ordinary course of business, the Debtors routinely transact business with a number of third-party contractors and vendors who may be able to assert liens against the Debtors and their property (such as equipment) if the Debtors fail to pay for the goods delivered or services rendered.  These parties perform various services for the Debtors, including manufacturing and repairing equipment and component parts necessary for the Debtors’ manufacturing facilities, as well as shipping the Debtors’ products.

Events Leading to the Chapter 11 Cases

Economic Recession and Prepetition Investments

The ongoing European recession, the downturn in the global mining industry, increased competition domestically and internationally, and escalated operational expenditures and employee spending under prior management have have put a strain on the Company’s financial condition.  Additionally, at the same time that revenue declined in recent years, the Company made significant investments in growth capital expenditures.  While the Company expects that these investments will play an important role in their future success, this spending unfortunately coincided with an unanticipated downturn in the Company’s financial performance.

The Company’s current management has taken a series of operational and financial measures in an attempt to respond to challenging market conditions.  These include attempting to broaden their supplier base and thereby increasing price competition, finding alternative sources of resins, and focusing on higher margin products.  The Company’s efforts to broaden and improve supplier support have been hampered by the deterioration in its businesses and the uncertain future regarding its recapitalization and sale process.  The Company has also started implementing measures which will result in $14 million in annual cost savings, including trimming professional fees and employee headcount.  Nevertheless, given the severity of their current cash flow situation, the Company has been unable to maintain profitability through cost-cutting and self-help measures alone.

First Lien Credit Facility Amendments, the Super Priority Credit Agreement, and Sale Efforts

Upon recognizing that they would have trouble meeting their First Lien Credit Agreement financial covenants, the Debtors entered into the sixth amendment to the First Lien Credit Agreement (the “Sixth Amendment”) in July 2013.  In addition to waiving any default caused by the Debtors’ failure to be in compliance with their total leverage ratios as of June 30, 2013, and modifying the maximum total leverage ratios under the First Lien Credit Agreement, the Sixth Amendment required the Debtors to use their best efforts to raise $30 million of unsecured mezzanine debt or other subordinated capital on or before October 31, 2013.  In July 2013, the Debtors engaged Moelis & Company LLC (“Moelis”) to assist them with seeking to raise these funds, the first $20 million of which was to be applied to pay down the First Lien Credit Facility.  Despite their best efforts, the Debtors were unable to secure such financing as of the October 31, 2013, deadline.  Beginning in September 2013, the Debtors also sought to secure a complete refinancing of their First Lien Credit Facility.  To that end, the Debtors conducted a three-month financing process, which involved contacting 71 potential investors.  However, such efforts were ultimately unsuccessful.

In January 2014, in danger of failing to comply with certain covenants in the First Lien Credit Agreement, the Debtors entered into the seventh amendment to the First Lien Credit Agreement (the “Seventh Amendment”) and the Super Priority Credit Agreement.  The First Lien Credit Agreement lenders required that the Debtors consummate a sale process by March 30, 2014—later extended to April 30, 2014—using the proceeds from any sale to repay their indebtedness.

With the assistance of Moelis, the Debtors contacted approximately 120 buyers in early January 2014.  Of those prospective buyers, nine submitted indications of interest.  After careful analysis and discussion with their advisors, the Debtors invited three of these prospective buyers to management presentations and granted them access to the Debtors’ dataroom.  After completing their initial due diligence, all three prospective buyers submitted letters of intent by February 21, 2014, the milestone set forth in the Seventh Amendment.  Additionally, the Company received a letter of intent from one prospective buyer after February 21, 2014.   The initial bids proposed in these letters were within a range which did not provide sufficient value to repay the Company’s current and projected funded indebtedness.  Although the Debtors pursued multiple prospective buyers in an effort to capitalize on bidding dynamics, the final range of bids was likewise insufficient.  Indeed, Moelis determined that even the highest final bid would have resulted in a recovery to first lien holders of less than 70 percent of their claims.  The Company made every effort to attract higher bids, including agreeing to a letter of intent with a prospective buyer and sharing access to a dataroom of its operational and financial information, arranging additional site visits, scheduling meetings with Company personnel, and providing limited expense reimbursement.  At the same time, in order to pursue all available options, the Debtors worked with their lenders on structuring alternative restructuring transactions.

The RSA

Simultaneously with the sale process, the Debtors entered into negotiations with the First Lien Lenders to identify alternative transaction structures if the sale process did not result in an acceptable offer.  As it became clear that a sale process would not yield a bid that cleared the par value of the Debtors’ prepetition funded debt, negotiations with the First Lien Lenders intensified.  Following good faith negotiations among the Debtors and those lenders, the terms of their comprehensive deal were memorialized among the parties in that certain Restructuring Support Agreement (the “RSA”), a copy of which is attached as Exhibit A to the Declaration of Dean Swick in Support of First Day Motions.  Among other things, the RSA sets forth the proposed treatment of Claims and Interests in a chapter 11 plan of reorganization, including the following:

•	claims arising under the Super Priority Credit Facility will be refinanced through a DIP loan;

•
administrative expense claims (including DIP financing claims) and prepetition priority claims (including tax claims) will be paid in full upon emergence (or, in the case of priority tax claims, treated in accordance with section 1129(a)(9)(C))

•
holders of claims arising under the First Lien Credit Agreement will receive, subject to dilution by management equity and/or options, their pro rata share of  100% of the equity of reorganized GSE Holding, Inc., which shall be the top-tiered holding company of the Debtors as reorganized;

•	other secured claims will be treated in such a manner that they are unimpaired;

•
holders of trade vendor claims that agree in writing to provide payment terms no less advantageous than those terms provided as 12 months prior to the Petition Date for at least 12 months following the effective date of a plan of reorganization will receive payment on such terms on the later of the date the Debtors’ plan of reorganization becomes effective and the dates upon which such claims become due in the ordinary course of business;

•
other holders of general unsecured claims against each of the Debtors will receive their pro rata share of $1 million in cash, which amount was determined to be sufficient to pay general unsecured creditors 100 percent of their claims if the allowed amount of such claims is consistent with the Debtors’ projections;

•	holders of existing equity interests in GSE Holding, Inc. will receive no distribution and such interests will be canceled;

•	the reorganized Debtors will enter into an exit facility sufficient to fund ongoing operations and obligations under the Plan; and

•	the Debtors will confirm a plan of reorganization within 90 days of the Petition Date.

Because the Debtors’ Plan is based on a consensual deal with the Debtors’ key stakeholders and provides more value to creditors than would have been possible under a sale of the Debtors’ businesses, including potential full recoveries for holders of trade claims that otherwise would not have been available, the Debtors believe the Plan reflects the best available alternative for all of their stakeholders.  The Debtors believe that the balance-sheet restructuring contemplated under the RSA will enhance the Debtors’ capital position and allow the Debtors to continue to focus on providing key environmental-barrier solutions to the market.

Initial Motions of the Chapter 11 Cases and Certain Related Relief

On the Petition Date, the Debtors filed several motions (the “First Day Motions”) designed to facilitate the administration of the Chapter 11 Cases and minimize disruption to the Debtors’ operations by, among other things, easing the strain on the Debtors’ relationships with employees, vendors, and customers following the commencement of the Chapter 11 Cases.  For more information on the First Day Motions, see the Declaration of Dean Swick in Support of First Day Motions, filed on the Petition Date.  The First Day Motions and all orders for relief granted in the Chapter 11 Cases can be obtained by:  (i) accessing the Debtors’ restructuring website with the Noticing Agent at http://cases.primeclerk.com/gse; (ii) writing to the Noticing Agent at GSE Environmental, Inc., et al. Ballot Processing, c/o Prime Clerk LLC, 830 Third Avenue, 9th Floor, New York, New York 10022; (iii) calling the Noticing Agent at (844) 205-4335; or (iv) emailing gseballots@primeclerk.com; or (b) for a fee via PACER at http://www.deb.uscourts.gov.

Also on the Petition Date, the Debtors filed a motion requesting interim and final authorization to enter into the DIP Facility.  The Debtors intend to use the proceeds of the DIP Facility for working capital purposes and to pay off all of their obligations under the Super Priority Credit Facility.

Treatment of Claims and Interests

All Claims and Interests—other than Administrative Claims, DIP Facility Claims, and Priority Tax Claims—are classified in the Classes set forth in Article III of the Plan.  A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest qualifies within the description of such other Classes.  A Claim or Interest also is classified in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim or and Allowed Interest in that Class and has not been paid, released, or otherwise satisfied prior to the Effective Date.

The Plan does not provide for distributions on account of Interests.  With respect to distributions under the Plan to Holders of Claims, such distributions will only be made on account of Allowed Claims.  As more fully described in Articles II and III of the Plan, Holders of Disputed Claims will receive no distributions those Disputed Claims unless and until those Claims become Allowed.

Pursuant to the terms of the Plan, except for Claims or Interests that are (a) expressly exempted from the discharge provisions of the Bankruptcy Code or (b) specifically identified as being reinstated, all Claims or Interests that arose prior to Confirmation will be discharged.

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, DIP Facility Claims, and Priority Tax Claims have not been classified and, thus, are excluded from the Classes of Claims and Interests set forth in Article III of the Plan.

Administrative Claims

Except as specified in Article II of the Plan, unless otherwise agreed to by the Holder of a General Administrative Claim and the Debtors or the Reorganized Debtors, as applicable, each Holder of an Allowed General Administrative Claim will receive, in full satisfaction of its General Administrative Claim, Cash equal to the amount of such Allowed General Administrative Claim in the ordinary course of the Debtors’ business, pursuant to the terms and conditions of the particular transaction giving rise to such Allowed General Administrative Claims, without any further action by the Holders of such Allowed General Administrative Claims.

DIP Facility Claims

Notwithstanding anything to the contrary in the Plan, and subject to the terms of the DIP Facility, in full and final satisfaction, settlement, release, and discharge of and in exchange for release of all DIP Facility Claims, on the Effective Date, the DIP Facility Claims shall be paid in full and in Cash.

Professional Compensation

Professional Fee Escrow Account

As soon as reasonably practicable after the Confirmation Date and no later than one day prior to the Effective Date, the Debtors shall establish the Professional Fee Escrow Account.  On or before the Effective Date, the Debtors shall fund the Professional Fee Escrow Account with Cash in the amount of the aggregate Professional Fee Escrow Amount for all Professionals.  The Professional Fee Escrow Account shall be maintained in trust for the Professionals.  Such funds shall not be considered property of the Debtors’ Estates, except as otherwise provided in Article II.B.2 of the Plan.

Final Fee Applications and Payment of Accrued Professional Compensation Claims

All final requests for payment of Claims of a Professional shall be Filed no later than 40 calendar days after the Effective Date.  After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior Bankruptcy Court orders, the Allowed amounts of such Accrued Professional Compensation Claims shall be determined by the Bankruptcy Court.  The amount of Accrued Professional Compensation Claims owing to the Professionals, after taking into account any prior payments and after applying any retainers, shall be paid in Cash to such Professionals from funds held in the Professional Fee Escrow Account when such Claims are Allowed by a Final Order.  To the extent that funds held in the Professional Fee Escrow Account are unable to satisfy the amount of Accrued Professional Compensation Claims owing to the Professionals, such Professionals shall have an Allowed Administrative Claim for any such deficiency, which shall be satisfied in accordance with Article II.A of the Plan.  After all Allowed Accrued Professional Compensation Claims have been paid in full, the escrow agent shall return any excess amounts to the Reorganized Debtors.

Professional Fee Escrow Amount

To receive payment for unbilled fees and expenses incurred through the Confirmation Date, the Professionals shall estimate their Accrued Professional Compensation Claims before and as of the Effective Date, taking into account any prior payments, and shall deliver such estimate to the Debtors no later than five calendar days prior to the anticipated Effective Date, as shall be indicated by the Debtors to such Professionals in writing as soon as reasonably practicable following Confirmation of the Plan; provided, however, that such estimate shall not be considered an admission with respect to the fees and expenses of such Professional and such Professionals are not bound to any extent by the estimates.  If a Professional does not provide an estimate, the Debtors, in consultation with the Required Lenders, may estimate a reasonable amount of unbilled fees and expenses of such Professional, taking into account any prior payments; provided, however, that such estimate shall not be binding or considered an admission with respect to the fees and expenses of such Professional.  The total amount so estimated shall comprise the Professional Fee Escrow Amount.  To the extent that any Accrued Professional Compensation Claims are satisfied after the funding of the Professional Fee Escrow Account with funds outside the Professional Fee Escrow Account, the Professional Fee Escrow Amount shall be reduced by the amount of such funds and such amount shall be returned as soon as practicable to the Debtors or Reorganized Debtors, as applicable.

Priority Tax Claims

Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim shall be treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code.

Classified Claims and Interests

Class 1—Other Priority Claims

Classification:  Class 1 consists of all Other Priority Claims against the Debtors.

Treatment:  Except to the extent that a Holder of an Allowed Claim in Class 1 agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Claim in Class 1, each such Holder shall be paid in full in Cash by the Debtors or the Reorganized Debtors, as applicable, in the ordinary course of business.

Voting:  Class 1 is Unimpaired under the Plan.  Holders of Claims in Class 1 are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, such Holders are not entitled to vote to accept or reject the Plan.

Class 2—Other Secured Claims

Classification:  Class 2 consists of all Other Secured Claims against the Debtors.

Treatment:  Except to the extent that a Holder of an Allowed Claim in Class 2 agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Claim in Class 2, each such Claim shall, at the sole option of the applicable Debtor; provided, however, that any Holder of an Allowed Claim in Class 2 to be satisfied pursuant to Article III.B.2(b)(i) herein shall require the consent of the Required Lenders:

a)
be paid in full in Cash, including the payment of any interest required to be paid under section 506(b) of the Bankruptcy Code, on the Effective Date or as soon thereafter as reasonably practicable or, if payment is not then due, in accordance with the payment terms of any applicable agreement;

b)
receive the collateral securing any such Allowed Other Secured Claim and be paid any interest required to be paid under section 506(b) of the Bankruptcy Code on the Effective Date or as soon thereafter as reasonably practicable; or

c)
otherwise be treated in any other manner such that the Allowed Other Secured Claim shall be rendered Unimpaired on the later of the Effective Date and the date on which such Other Secured Claim becomes an Allowed Other Secured Claim or as soon as reasonably practicable thereafter.

Voting:  Class 2 is Unimpaired under the Plan.  Holders of Claims in Class 2 are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, such Holders are not entitled to vote to accept or reject the Plan.

Class 3—First Lien Loan Claims

Classification: Class 3 consists of all First Lien Loan Claims against the Debtors.

Allowance:  Class 3 Claims are Allowed in the aggregate principal amount of $173,395,995, plus any accrued but unpaid interest thereon payable thereon, as calculated in accordance with the First Lien Credit Agreement.

Treatment:  On the Effective Date, except to the extent that a Holder of a First Lien Loan Claim agrees to less favorable treatment of its Allowed First Lien Loan Claim, each Holder of an Allowed First Lien Loan Claim against the Debtors shall receive its Pro Rata share of 100 percent of the New Equity received from GSE Environmental, Inc. on the Effective Date (subject to dilution by amounts reserved pursuant to the Management Equity Incentive Plan) in exchange for its Claim.

Voting: Class 3 is Impaired under the Plan.  Each Holder of a First Lien Loan Claim is entitled to vote to accept or reject the Plan.

Class 4—Qualified Unsecured Trade Claims

Classification: Class 4 consists of all Qualified Unsecured Trade Claims against the Debtors.

Treatment: Except to the extent that a Holder of an Allowed Qualified Unsecured Trade Claim agrees to less favorable treatment, in exchange for full and final satisfaction, settlement, release and discharge of each Allowed Qualified Unsecured Trade Claim, each Holder of an Allowed Qualified Unsecured Trade Claim shall receive payment in full on account of such Qualified Unsecured Trade Claim upon the later of (i) the Effective Date and (ii) the date such Allowed Qualified Unsecured Trade Claim comes due in the ordinary course of business in accordance with the terms of any agreement that governs such Allowed Qualified Unsecured Trade Claim or in accordance with the course of practice between the Debtors and such Holder with respect to such Allowed Qualified Unsecured Trade Claim to the extent such Allowed Qualified Unsecured Trade Claim is not otherwise satisfied or waived on or before the Effective Date; provided, however, that Holders of Qualified Unsecured Trade Claims are not entitled to postpetition interest, late fees, or penalties on account of such Claims.

Voting: Class 4 is Impaired under the Plan.  Each Holder of a Qualified Unsecured Trade Claim is entitled to vote to accept or reject the Plan.

Class 5—General Unsecured Claims

Classification:  Class 5 consists of all General Unsecured Claims against the Debtors.

Treatment:  Except to the extent that a Holder of a General Unsecured Claim agrees to less favorable treatment of its Allowed General Unsecured Claim or has been paid prior to the Effective Date, each Allowed General Unsecured Claim, in exchange for full and final satisfaction, settlement, release and discharge of the General Unsecured Claims, shall receive its Pro Rata share (calculated with reference to all Allowed General Unsecured Claims) of the General Unsecured Claims Recovery Pool. The Debtors reserve the right to challenge the legal basis and amount of any General Unsecured Claim.

Voting:  Class 5 is Impaired under the Plan.  Each Holder of a General Unsecured Claim is entitled to vote to accept or reject the Plan.

Class 6—Section 510(b) Claims

Classification:  Class 6 consists of all Section 510(b) Claims.

Treatment:  On the Effective Date, all Claims in Class 6 shall be cancelled without any distribution.

Voting:  Class 6 is Impaired under the Plan.  Holders of Claims in Class 6 are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, such Holders are not entitled to vote to accept or reject the Plan.

Class 7—Intercompany Claims

Classification:  Class 7 consists of all Intercompany Claims.

Treatment:  Intercompany Claims may be Reinstated as of the Effective Date or, at the Debtors’ or the Reorganized Debtors’ option, with the written approval of the Required Lenders, be cancelled, and no distribution shall be made on account of such Claims.

Voting:  Holders of Class 7 Intercompany Claims are either Unimpaired, and such Holders of Class 7 Intercompany Claims conclusively are presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code, or Impaired, and such Holders of Class 7 Intercompany Claims are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, Holders of Class 7 Intercompany Claims are not entitled to vote to accept or reject the Plan.

Class 8—Intercompany Interests

Classification:  Class 8 consists of all Intercompany Interests.

Treatment:  Intercompany Interests may be Reinstated as of the Effective Date or, at the Debtors’ or the Reorganized Debtors’ option, be cancelled, and no distribution shall be made on account of such Interests.

Voting:  Holders of Class 8 Intercompany Interests are either Unimpaired, and such Holders of Class 8 Intercompany Interests conclusively are presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code, or Impaired, and such Holders of Class 8 Intercompany Interests are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, Holders of Class 8 Intercompany Interests are not entitled to vote to accept or reject the Plan.

Class 9—Parent Equity Interests

Classification:  Class 9 consists of the Parent Equity Interests.

Treatment:  On the Effective Date, the Parent Equity Interests shall be deemed cancelled and extinguished, and shall be of no further force and effect, whether surrendered for cancellation or otherwise, and there shall be no distribution to holders of Parent Equity Interests on account of such Parent Equity Interests.

Voting:  Class 9 is Impaired under the Plan.  Holders of Claims in Class 9 are conclusively presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, such Holders are not entitled to vote to accept or reject the Plan.

Management of the Debtors

Biographical information for Mr. Charles A. Sorrentino, Mr. Daniel C. Storey, Mr. Peter R. McCourt, Mr. Jeffery D. Nigh, and Mr. L. Gregg Taylor is set forth below.

•
Mr. Sorrentino was named the Company’s Interim President and Chief Executive Officer in July 2013 and in November 2013, he was named permanent President and Chief Executive Officer.  Mr. Sorrentino became a director of the Company in June 2011. Prior to joining the Company, he served as President and Chief Executive Officer of Houston Wire & Cable Company from 1998 until his retirement in December 2011.  Prior to joining Houston Wire & Cable Company, Mr. Sorrentino served as President of Pameco Corporation for four years and in a variety of positions with PepsiCo, including Subsidiary President, Division Vice President and Region Vice President.  After completing college, Mr. Sorrentino served twelve years with United Technologies (Sundstrand Corporation). Mr. Sorrentino is an independent director and non-executive Chairman of the Board of Directors of Thermon Group Holdings.  Mr. Sorrentino has served as an executive of several large manufacturing companies and brings a diversity of both public and privately held company experience to the Board of Directors.  Mr. Sorrentino earned a Masters of Business Administration from the University of Chicago and a Bachelor of Science in Mechanical Engineering from Southern Illinois University.  Mr. Sorrentino also served in the United States Marine Corps.

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Mr. Storey joined the Company in May 2013 as the Chief Accounting Officer.  In November 2013, Mr. Storey was appointed Senior Vice President and Chief Financial Officer.  Mr. Storey is responsible for leading all financial aspects of the Company, including financial reporting and accounting operations worldwide.  Prior to joining the Company, Mr. Storey, was a Senior Finance Director at Hewlett-Packard Company, where he held a number of finance leadership roles including Senior Finance Director – Americas Software Controller and Senior Finance Director – US Controller.  Prior to that role, Mr. Storey was Manager of Financial and Tax Reporting at Cliffs Drilling Company, from 1996 to 1999.  Prior to Cliffs Drilling Company, Mr. Storey was a public accountant at Ernst & Young from 1994 to 1996. Mr. Storey earned a Bachelor of Business Administration and Masters in Professional Accounting from the University of Texas at Austin and is a Certified Public Accountant in the State of Texas.

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Mr. McCourt, President, International Division, joined the Company in July 2010.  In this role, Mr. McCourt has profit and loss responsibility for the Company’s international operations other than South America.  Prior to be appointed President, International Division in September 2013, Mr. McCourt served as the Company’s Executive Vice President of Global Sales and Marketing. Mr. McCourt has spent over 20 years in international sales and marketing leadership roles.  Prior to joining the Company, Mr. McCourt was a Vice President of Sales for ERICO International Corporation, where he was responsible for global sales of a line of electrical and fastening products for electrical, data-communications and construction industries.  Prior to that role, Mr. McCourt was at the Hilti Corporation, where he held several major positions, including President and General Manager, Director of Sales, Director of Marketing and Product Manager and Regional Sales Manager. Mr. McCourt earned a Higher National Certificate in mechanical engineering from Kilmarnock Technical College and a marine engineering first class certificate from Glasgow College of Nautical Studies.

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Mr. Nigh joined the Company as Executive Vice President of Global Operations in October 2010. Mr. Nigh is responsible for leading all manufacturing, logistics and purchasing activities worldwide.  Prior to joining the Company, Mr. Nigh was the President of the Basic Bedding Division of Spring Industries, Inc. from 1999 to 2010.  While at Spring Industries, Inc., Mr. Nigh held several other senior roles, including Vice President of global Bedding business, Executive Vice President of global supply chain and Asian sourcing, President of Utility Bedding and President of Springs Renewables LLC.  Previously, Mr. Nigh worked as a consultant at the international consulting firm of McKinsey & Company in Atlanta from 1997 to 1999 and in various positions at Union Camp Corporation from 1984 to 1996. Mr. Nigh earned a Bachelor of Science degree in Chemical Engineering from Georgia Institute of Technology and a Master of Business Management degree from Harvard Business School.

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Mr. Taylor joined the Company as Chief Accounting Officer in 2010. In May 2013, he became Vice President, Treasurer, Financial Planning & Analysis. In this role, Mr. Taylor is responsible for leading the treasury function and for performance analysis. Before joining the Company, Mr. Taylor was a business consultant at Alvarez & Marsal Business Consulting LLC from 2006 to 2010. Previously, Mr. Taylor was a consultant with Accenture, where he held Senior Director and Partner positions from 1995 – 2006. Prior to consulting, Mr. Taylor held various positions including Accounting Director, Regional Controller and Divisional Controller at Fox Meyer Drug Co. from 1985-1995. Mr. Taylor earned a Bachelor of Business Administration degree with a major in Accounting from the University of Texas at Arlington and is a Certified Public Accountant (currently inactive) in the State of Texas.

Composition of New Board of Directors

On the Effective Date, the current directors will resign from the current board of GSE Holding, Inc. and the New Board of Reorganized GSE Holdings, Inc. shall be established.  The New Board of Reorganized GSE Holdings, Inc. will be disclosed in advance of Confirmation in accordance with section 1129(a)(5) of the Bankruptcy Code.

Capital Structure of the Debtors upon Consummation

Exit Facility

On the Effective Date, the Reorganized Debtors will consummate the Exit Facility.  The Reorganized Debtors shall use proceeds of the Exit Facility to fund ongoing operations and obligations under the Plan, including to pay or refinance the DIP Facility Claims, and fund the General Unsecured Claims Recovery Pool.

Intercompany Account Settlement

The Debtors and the Reorganized Debtors, as applicable, shall be entitled to transfer funds between and among themselves as they determine to be necessary or appropriate to enable the Reorganized Debtors to satisfy their obligations under the Plan.  Except as set forth in the Plan, any changes in intercompany account balances resulting from such transfers will be accounted for and settled in accordance with the Debtors’ historical intercompany account settlement practices and will not violate the terms of the Plan.

Issuance of New Equity

The issuance of the New Equity, including options, or other equity awards, if any, reserved for the Management Equity Incentive Plan, by Reorganized GSE Holding, Inc. is authorized without the need for any further corporate action or without any further action by the Holders of Claims or Interests.

All of the shares of New Equity issued pursuant to the Plan shall be duly authorized, validly issued, fully paid, and non-assessable.  Each distribution and issuance referred to in Article VI of the Plan shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance.

Funding of the General Unsecured Claims Recovery Pool

On the Effective Date, the Reorganized Debtors will distribute $1 million in Cash into the General Unsecured Claims Recovery Pool to be held in trust for the benefit of holders of Allowed General Unsecured Claims.

Summary of Legal Proceedings5

The Debtors’ Legal Proceedings

Because of the size and nature of the Debtors’ business, the Debtors’ are party to numerous legal proceedings.  Most of these legal proceedings have arisen in the ordinary course of the Debtors’ business and involve Claims for money damages.  Whether these Claims are or will be liquidated or resolved in the Bankruptcy Court or in some other jurisdiction depends upon the nature of the Claims and the debt arising therefrom.  Generally, if the debt underlying such Claims was incurred by the Debtors prior to the date the Plan is confirmed, such debt, in accordance with section 1141 of the Bankruptcy Code, will be discharged through bankruptcy, depending upon the nature of the relief sought, regardless of whether the Claim is liquidated and resolved before or after the Effective Date.  Claims arising from conduct occurring after the Effective Date, unless provided for under the Plan, generally are not dischargeable through bankruptcy, and will be handled by the Debtors in the ordinary course of their business after emergence.
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This summary is not intended as an exhaustive description of all pending legal matters or proceedings in which the Debtors are involved.  Certain legal proceedings may be subject to appeal in or outside the Bankruptcy Court.  Nothing in this discussion is deemed to be an admission by the Debtors of any liability or wrongdoing or a waiver of any rights or defenses.

Valuation Analysis

           Moelis assisted the Debtors in an extensive process to seek to raise new financing for the Debtors which commenced in September 2013 and concluded in December 2013.  During this process Moelis contacted approximately 70 parties and more than 50 of these interested parties executed confidentiality agreements and were provided with additional information regarding the Debtors.  Ultimately, all potential parties declined to proceed with the financing.

Beginning in January 2014 and running through April 2014, Moelis assisted the Debtors in an extensive sale process prior to commencing these Chapter 11 Cases.  During this process Moelis contacted over 120 parties (including financial and strategic investors) and over 50 of these interested parties executed confidentiality agreements and were provided with additional information regarding the Debtors.

On or around February 7, 2014, the Debtors received multiple indications of interest for a potential sale transaction.  The Debtors and their advisors worked diligently to develop various aspects of the proposals received and had several rounds of active bidding by third party buyers.  Ultimately, the range of bids received were less than the principal amount (plus accrued interest) of the Company’s first lien funded indebtedness and would have resulted in a recovery to first lien lenders of less than 70 percent of their claim.

Moelis believes that the comprehensive and robust sale process provides the best indicia of the Debtors’ value.  Under the Plan, the holders of the Company’s first lien funded indebtedness are agreeing to extinguish their claim for the equity of the reorganized Debtors and accordingly, the Plan represents a valuation of the Debtors in excess of the range of bids produced by the sale process

Nothing herein constitutes an opinion as to the fairness from a financial point of view of the consideration to be received under the Plan or of the terms and provisions of the Plan.

Liquidation Analysis

Under the “best interests” of creditors test set forth in section 1129(a)(7) of the Bankruptcy Code, the Bankruptcy Court may not confirm a plan of reorganization unless the plan provides each Holder of a Clam or an Interest who does not otherwise vote in favor of the plan with property of a value that is not less than the amount that such holder would receive or retain if the debtor were liquidated under chapter 7 of the Bankruptcy Code.  The Debtors, together with their Professionals, have prepared a liquidating analysis (the “Liquidation Analysis”), a copy of which is attached hereto as Exhibit B, to assist Holders of Claims and Interests, as applicable, in determining whether to vote to accept or reject the Plan.

The Liquidation Analysis is based upon the value of the Debtors’ assets and liabilities as of a certain date and incorporates various estimates and assumptions. Further, the Liquidation Analysis is subject to the possibility of material change, including changes with respect to economic and business conditions and legal rulings.  Therefore, the actual liquidation value of the Debtors could vary materially from the estimates provided in the Liquidation Analysis.  The Liquidation Analysis is based on data and information as of [_____].  The Debtors make no representations as to changes to such data that may have occurred, or any information that may have become available, since that date.

The Debtors believe that the Plan satisfies the “best interests” test.  Specifically, Administrative Claims, Other Secured Claims, Priority Tax Claims, Other Priority Claims, Intercompany Claims, and Intercompany Interests are Unimpaired under the Plan and therefore do not receive less than the amount such Claims would receive in a chapter 7 liquidation.  In addition, as demonstrated by the Liquidation Analysis, the treatment to be provided to Holders of other Allowed Claims and Interests under the Plan will provide the same or greater value than would a hypothetical chapter 7 liquidation.

Projected Financial Information

Attached hereto as Exhibit C is projected financial statement information, including balance sheets, income statements, and statements of cash flows (collectively, the “Financial Projections”) for the Debtors from [_____] (the “Projection Period”). The Financial Projections assume an Effective Date of [_____].

The Financial Projections contain certain statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a number of assumptions, risks, and uncertainties, many of which are and will be beyond the control of the Debtors, including but not limited to the implementation of the Plan, the customer response to the Chapter 11 Cases, the availability of sufficient borrowing capacity or other financing to fund future principal payments of debt, existing and future governmental regulations and actions of government bodies, the availability of raw materials, the financial conditions of the Debtors’ customers, changes in the levels of capital investment expenditures by the Debtors’ customers, unexpected equipment failures or significant damage to one or more of the Debtors’ manufacturing facilities, natural disasters and unusual weather conditions, and other market and competitive conditions. Holders of Claims and Interests are cautioned that the forward-looking statements speak as of the date made and are not guarantees of future performance. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and the Debtors and the Reorganized Debtors undertake no obligation to update any such statements.

The Financial Projections, while presented with numerical specificity, are necessarily based on a variety of estimates and assumptions which, though considered reasonable by the Debtors, may not be realized and are inherently subject to significant business, economic, competitive, industry, regulatory, market, and financial uncertainties and contingencies, many of which are and will be beyond the Debtors’ control. The Debtors caution that no representations can be made or are made as to the accuracy of the historical financial information or the Financial Projections or to the Debtors’ ability to achieve the projected results. Some assumptions may prove to be inaccurate. Moreover, events and circumstances occurring subsequent to the date on which the Financial Projections were prepared may be different from those assumed, or, alternatively, may have been unanticipated, and thus the occurrence of these events may affect financial results in a materially adverse or materially beneficial manner. The Debtors and the Reorganized Debtors do not intend and undertake no obligation to update or otherwise revise the Projections to reflect events or circumstances existing or arising after the date this Disclosure Statement is initially filed or to reflect the occurrence of unanticipated events. The Financial Projections, therefore, may not be relied upon as a guaranty or other assurance of the actual results that will occur. In deciding whether to vote to accept or reject the Plan, Holders of Claims or Interests must make their own determinations as to the reasonableness of such assumptions and the reliability of the Financial Projections.

Creditors and other interested parties should see the section entitled “Risk Factors” of this Disclosure Statement for a discussion of certain factors that may affect the future financial performance of the Debtors.

The Financial Projections make certain assumptions regarding, among other things, the improved health of the U.S. economy, the growth in the sector, demand for the Company’s products, level of competition in regional markets, the cost of raw materials, and the ability to ramp up operations. Moreover, the Financial Projections have been prepared based on assumption that the Effective Date will occur on [_____], and the Financial Projections assume the successful implementation of the Debtors’ business plan. Although the Debtors presently intend to cause the Effective Date to occur as soon as practicable following Confirmation, there can be no assurance as to when the Effective Date actually will occur.

The Financial Projections are based on, among other things: (a) current and projected market conditions in each of the Debtors’ respective markets; (b) the ability to maintain sufficient working capital to fund operations; and (c) Confirmation.

Risk Factors

Holders of Claims entitled to vote should read and consider carefully the risk factors set forth below, as well as the other information set forth in this Disclosure Statement and the documents delivered together herewith, referred to or incorporated by reference herein, prior to voting to accept or reject the Plan.  These risk factors should not be regarded as constituting the only risks present in connection with the Debtors’ business or the Plan and its implementation.  Certain statements in the following risk factors constitute forward-looking statements.  See “Important Information About This Disclosure Statement.”

The conditions precedent to the Confirmation and Consummation of the Plan may not occur.

As more fully set forth in Article IX of the Plan, the occurrence of Confirmation of the Plan and the Effective Date are each subject to a number of conditions precedent.

• Parties in Interest May Object to the Plan’s Classification of Claims and Interests.  Section 1122 of the Bankruptcy Code provides that a plan may place a Claim or an Interest in a particular Class only if such Claim or Interest is substantially similar to the other Claims or Interests in such Class.  The Debtors believe that the classification of Claims and Interests under the Plan complies with the requirements set forth in the Bankruptcy Code because the Debtors created Classes of Claims and Interests, each encompassing Claims or Interests, as applicable, that are substantially similar to the other Claims or Interests, as applicable, in each such Class.  Nevertheless, there can be no assurance that the Bankruptcy Court will reach the same conclusion.

• The Debtors May Not Be Able to Satisfy Vote Requirements.  Pursuant to section 1126(c) of the Bankruptcy Code, section 1129(a)(7)(A)(i) of the Bankruptcy Code will be satisfied with respect to Classes 3, 4, and 5 if at least two-thirds in amount and more than one-half in number of the Allowed Claims that vote in each such Class, vote to accept the Plan.  There is no guarantee that the Debtors will receive the necessary acceptances from Holders of Claims in Classes 3, 4, and 5.  If Class 3, 4, or 5 votes to reject the Plan, the Debtors may elect to amend the Plan, seek Confirmation regardless of the rejection, or proceed with liquidation.

• The Debtors May Not Be Able to Secure Confirmation of the Plan.  Section 1129 of the Bankruptcy Code sets forth the requirements for confirmation of a chapter 11 plan, and requires, among other things, a finding by the bankruptcy court that:  (a) such plan “does not unfairly discriminate” and is “fair and equitable” with respect to any non-accepting classes; (b) confirmation of such plan is not likely to be followed by a liquidation or a need for further financial reorganization unless such liquidation or reorganization is contemplated by the plan; and (c) the value of distributions to non-accepting holders of claims and interests within a particular class under such plan will not be less than the value of distributions such holders would receive if the debtor was liquidated under chapter 7 of the Bankruptcy Code.

There can be no assurance that the requisite acceptances to confirm the Plan will be received.  Even if the requisite acceptances are received, there can be no assurance that the Bankruptcy Court will confirm the Plan.  A dissenting Holder of an Allowed Claim or Allowed Interest might challenge either the adequacy of this Disclosure Statement or whether the balloting procedures and voting results satisfy the requirements of the Bankruptcy Code or Bankruptcy Rules.  Even if the Bankruptcy Court determines that this Disclosure Statement, the balloting procedures, and the voting results are appropriate, the Bankruptcy Court still can decline to confirm the Plan if it finds that any of the statutory requirements for Confirmation have not been met, including the requirement that the terms of the Plan do not “unfairly discriminate” and are “fair and equitable” to non-accepting Classes.

Confirmation of the Plan is also subject to certain conditions as described in Article IX of the Plan.  If the Plan is not confirmed, it is unclear what distributions, if any, Holders of Allowed Claims and Allowed Interests will receive with respect to their Allowed Claims and Allowed Interests.

The Debtors, subject to the terms and conditions of the Plan, reserve the right to modify the terms and conditions of the Plan as necessary for Confirmation.  Any such modifications could result in a less favorable treatment of any non-accepting Class, as well as of any Classes junior to such non-accepting Class, than the treatment currently provided in the Plan.  Such a less favorable treatment could include a distribution of property to the Class affected by the modification of a lesser value than currently provided in the Plan or no distribution of property whatsoever under the Plan.

• The Debtors May Pursue Nonconsensual Confirmation.  In the event that any impaired class of claims or Interests does not accept a chapter 11 plan, a bankruptcy court may nevertheless confirm such a plan at the proponents’ request if at least one impaired class has accepted the plan (with such acceptance being determined without including the vote of any “insider” in such class), and, as to each impaired class that has not accepted the plan, the bankruptcy court determines that the plan “does not discriminate unfairly” and is “fair and equitable” with respect to the dissenting impaired classes.  The Debtors believe that the Plan satisfies these requirements and the Debtors may request such nonconsensual Confirmation in accordance with subsection 1129(b) of the Bankruptcy Code.  Nevertheless, there can be no assurance that the Bankruptcy Court will reach this conclusion.  In addition, the pursuit of nonconsensual Confirmation or Consummation may result in, among other things, increased expenses relating to Professional Fee Claims.

• The Debtors May Object to the Amount or Classification of a Claim or Interest.  Except as otherwise provided in the Plan, the Debtors reserve the right to object to the amount or classification of any Claim or Interest under the Plan.  The estimates set forth in this Disclosure Statement cannot be relied upon by any Holder of a Claim or Interest where such Claim or Interest is subject to an objection.  Any Holder of a Claim or Interest that is subject to an objection thus may not receive its expected share of the estimated distributions described in this Disclosure Statement.

• The Effective Date May Not Occur.  Although the Debtors believe that the Effective Date may occur quickly after the Confirmation Date, there can be no assurance as to such timing or as to whether the Effective Date will, in fact, occur.

• Contingencies Could Affect Votes of Impaired Classes to Accept or Reject the Plan.  The distributions available to Holders of Allowed Claims and Allowed Interests under the Plan can be affected by a variety of contingencies, including whether or not the Debtors are consolidated and whether the Bankruptcy Court orders certain Allowed Claims to be subordinated to other Allowed Claims. The occurrence of any and all such contingencies, which could affect distributions available to Holders of Allowed Claims and Allowed Interests under the Plan, will not affect the validity of the vote taken by the impaired Classes entitled to vote to accept or reject the Plan or require any sort of revote by such impaired Classes.

If the conditions precedent to Confirmation are not met or waived, the Plan will not be confirmed; and if the conditions precedent to Consummation are not met or waived, the Effective Date will not take place.  In the event that the Plan is not confirmed or is not consummated, the Debtors may seek Confirmation of a new plan.  However, if the Debtors do not secure sufficient working capital to continue their operations or if the new plan is not confirmed, the Debtors may be forced to liquidate their assets.    For a more detailed description of the consequences of a liquidation scenario, see the sections in this Disclosure Statement entitled “Best Interests of Creditors” and “Liquidation Analysis.”

The Debtors cannot state with any degree of certainty what recovery will be available to Holders of Allowed Claims in the Voting Classes.

No less than three unknown factors make certainty of creditor recoveries under the Plan impossible.  First, the Debtors cannot know with any certainty, at this time, (a) how much money will remain after paying all Allowed Claims that are senior to the Voting Classes or (b) the value of the Debtors.  Second, the Debtors cannot know with any certainty, at this time, the number or amount of Claims that ultimately will be Allowed.  If a greater amount of Claims are ultimately Allowed than currently projected, recoveries to Holders of Allowed Claims in the Voting Classes may be lower than estimated in this Disclosure Statement.  Third, the Debtors cannot know with any certainty, at this time, the number or size of Claims senior to the voting Classes or unclassified Claims that ultimately will be Allowed.

The projected amount of Allowed General Unsecured Claims may be greater than anticipated, reducing recoveries for Holders of such Claims.

With respect to holders of Allowed General Unsecured Claims, the claims filed against the Debtors’ estates may be materially higher than the Debtors have estimated.  As Holders of Allowed General Unsecured Claims receive a Pro Rata distribution from the General Unsecured Claims Recovery Pool, additional claims could reduce the recovery.

The Debtors may not be able to achieve their projected financial results or meet post-reorganization debt obligations.

With respect to holders of Interests in the Reorganized Debtors, the Reorganized Debtors may not be able to achieve their projected financial results. The Financial Projections set forth on Exhibit C to this Disclosure Statement represent management’s best estimate of the Debtors’ future financial performance based on currently known facts and assumptions about the Debtors’ future operations, as well as the U.S. economy in general and the industry segments in which the Debtors operate in particular, and there is no guarantee that the Financial Projections will be realized.  The Debtors’ actual financial results may differ significantly from the Financial Projections.  To the extent the Debtors do not meet their projected financial results or achieve projected revenues and cash flows, the Debtors may lack sufficient liquidity to continue operating as planned after the Effective Date, may be unable to service their debt obligations as they come due, may be unable to meet their operational needs, and the value of the New Equity may thereby be negatively affected.  Further, a failure of the Debtors to meet their projected financial results or achieve projected revenues and cash flows could lead to cash flow and working capital constraints, which constraints may require the Debtors to seek additional working capital.  The Debtors may not be able to obtain such working capital when it is required.  Moreover, even if the Debtors were able to obtain additional working capital, it may only be available on unreasonable or cost prohibitive terms.  For example, the Debtors may be required to take on additional debt, the interest costs of which could adversely affect the results of the operations and financial condition of the Debtors.  If any such required capital is obtained in the form of equity, the Interests of the holders of the then-existing New Equity could be diluted.

The estimated recoveries to Holders of Allowed Claims and Allowed Interests are not intended to represent the potential market values (if any) of the New Equity.

The Debtors’ estimated recoveries to Holders of Allowed Claims and Allowed Interests are not intended to represent the market value of the Debtors’ securities, if any.  The estimated recoveries are based on numerous assumptions (the realization of many of which will be beyond the control of the Debtors), including:  (a) the successful reorganization of the Debtors; (b) an assumed date for the occurrence of the Effective Date; (c) the Debtors’ ability to achieve the operating and financial results included in the Financial Projections; (d) the Debtors’ ability to maintain adequate liquidity to fund operations; and (e) the assumption that capital and equity markets remain consistent with current conditions.

Upon Consummation of the Plan, Certain Holders of Claims will be able to exert substantial influence over the Debtors.

Upon Consummation of the Plan, certain Holders of Claims will receive distributions of outstanding shares of the New Equity, as contemplated by the Plan.  Certain Holders of First Lien Loan Claims will be in a position to exercise substantial influence over the outcome of actions requiring stockholder approval, including, among other things, election of directors.  This concentration of ownership could also facilitate or hinder a negotiated change of control of the Debtors and, consequently, affect the value of the New Equity.

Certain tax implications of the Debtors’ bankruptcy and reorganization may increase the tax liability of the Debtors.

Holders of Allowed Claims and Allowed Interests should carefully review the section herein entitled, “Certain U.S. Federal Income Tax Consequences of the Plan” to determine how the tax implications of the Plan and the Chapter 11 Cases may adversely affect the Debtors.

If the Debtors are unable to compete successfully, they could lose customers and their sales could decline.

The geosynthetics industry is very competitive and relatively fragmented and is characterized by a small number of large, global producers, and a large number of small, local or regional producers.  The principal resin types used in the Debtors’ products are high-density polyethylene and linear low-density polyethylene. The Debtors compete both with companies that use the same raw materials that the Debtors do and with companies that use different raw materials. Additionally, companies that manufacture geosynthetic products that are not currently competing with the Debtors may decide to do so in the future. Competition is primarily based on product performance, quality and pricing. Pricing remains very competitive on a regional basis, with excess capacity in the industry impacting margins. For example, over the past 12 to 18 months, the Debtors’ competitors have added significant new capacity in North America, the results of which have negatively affected margins. Moreover, current and potential competitors may have substantially greater financial resources, name recognition, research and development, marketing and human resources than the Debtors have. In addition, competitors may succeed in developing new or enhanced products that are better than the Debtors’ products. These companies may also prove to be more successful than the Debtors are in marketing and selling these products. Further, customers may have substantial doubts about the Debtors’ ability to continue as a going concern and apprehension about their financial condition, which could lead customers to engage a competitor. The Debtors may not be able to compete successfully with any of these companies. Increased competition as to any of the Debtors’ products could result in price reductions, reduced margins and loss of market share, which could negatively affect the Debtors’ business, financial condition, results of operations, cash flows or prospects.

Due to the significant amount of projects in the northern hemisphere (North America, Europe and portions of Asia), the Debtors’ operating results are impacted by seasonal weather patterns in those markets. In the northern hemisphere, the greatest volume of geosynthetic product deliveries typically occurs during the summer and fall of each year due to milder weather, which results in seasonal fluctuations of sales. As a result, sales in the first and fourth quarters of the calendar year have historically been lower than sales in the second and third quarters. The Debtors may not be able to use their manufacturing capacity at their various locations to mitigate the impact of seasonal fluctuations on their manufacturing and delivery schedules. Changes in quarterly operating results due to seasonal fluctuations could negatively affect financial performance.

The Debtors’ results also may be materially affected by, among other things:

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the levels of capital expenditures by the Debtors’ customers and, in turn, general economic conditions, availability of credit, economic conditions within the customers’ respective industries and geographies and expectations of future market behavior;

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the ability of the Debtors’ customers to finance capital investment may also be affected by factors independent of the conditions in their industry, such as the condition of global credit and capital markets;

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unexpected events that depress overall levels of industrial production and construction, general economic conditions, and business confidence levels, which in turn could weaken demand from the Debtors’ customers;

•	challenges in shifting sales to the growing emerging and frontier markets;

•	unexpected failure to effectively obtain future orders;

•	increases in prices or disruptions in supply of the Debtors’ raw materials;

•	unexpected equipment failures or significant damage to one or more of the Debtors’ manufacturing facilities;

•	changes in interest rates and lending standards;

•	the Debtors’ ability to control costs and maintain quality;

•	employment levels; and

•	regional or general economic conditions.

Future growth depends, in part, on developing new applications and end markets for the Debtors’ products.

Changes in legislative, regulatory or industry requirements or competitive technologies may render certain products obsolete. The Debtors place a high priority on developing new products, as well as enhancing existing products, and their success depends on their ability to anticipate changes in regulatory and technology standards and to cultivate new applications for their products as the geosynthetics industry evolves. If the Debtors are unable to develop and introduce new applications and new addressable markets for their products in response to changes in environmental regulations, changing market conditions or customer requirements or demands, their competitiveness could be materially and adversely affected.  If they are unable to introduce these products to other markets, margin growth may be moderated. Furthermore, the Debtors cannot be certain that any new or enhanced product will generate sufficient sales to justify the expenses and resources devoted to such product diversification effort.

The Debtors may not be able to manage expansion of operations effectively.

The Debtors may expand their business to address growth in demand for their products, as well as to capture new market opportunities. To manage the potential growth of operations, the Debtors will be required to improve their operational and financial systems, procedures and controls, increase manufacturing capacity and output, and expand, train and manage internal personnel. Furthermore, the Debtors will need to maintain and expand their relationships with customers, suppliers and other third parties. The Debtors cannot assure you that their current and planned operations, personnel, systems or internal procedures and controls will be adequate to support future growth. If the Debtors are unable to manage our growth effectively, they may not be able to take advantage of market opportunities, execute their business strategies or respond to competitive pressures.

An inability to deliver products on time could affect the Debtors’ future sales and profitability and their relationships with their customers.

The Debtors’ ability to meet customer delivery schedules for their products is dependent on a number of factors including, but not limited to, access to the raw materials required for production, an adequately trained and capable workforce, project engineering expertise for certain large projects, sufficient manufacturing plant capacity, and appropriate planning and scheduling of manufacturing resources. A failure to deliver in accordance with customer expectations may result in damage to existing customer relationships and result in the loss of future business. Any such loss of future business could negatively impact financial performance.

The Debtors are subject to certain risks associated with their international operations that could harm revenues and profitability.

The Debtors and their subsidiaries have significant international operations and are in the process of increasing their international manufacturing and distribution capacity.  Certain risks are inherent in international operations, including:

•	difficulties in enforcing agreements and collecting receivables through certain foreign legal systems;

•	foreign customers with longer payment cycles than U.S. customers;

•	tax rates in certain foreign countries that exceed those in the U.S. and foreign earnings subject to withholding requirements;

•	imposition of tariffs, quotas, exchange controls and other trade barriers;

•	general economic conditions, political unrest and terrorist attacks;

•	exposure to possible expropriation or other governmental actions;

•	increased complexity and costs of staffing and managing widespread operations;

•	import and export licensing requirements;

•	restrictions on repatriating foreign profits back to the U.S.;

•	increased risk of corruption, self-dealing or other unethical practices among business partners in less-developed regions of the world that may be difficult to deter or remedy;

•	difficulties protecting intellectual property; and

•	difficulties complying with a variety of foreign laws and regulations, some of which may conflict with U.S. laws.

In addition, foreign operations involve uncertainties arising from local business practices, cultural considerations and international political and trade tensions. For example, the Debtors’ operations in Egypt were briefly suspended in early 2011 due to political unrest in that country. More recently civil and political unrest in Egypt has continued, which unrest could potentially impact future revenues and the ability to manufacture at times in the Egypt plant. Similarly, there has been recent civil and political unrest in Thailand, which could potentially impact future revenues and the ability to manufacture at times in the Thailand plant.  As the Debtors’ business expands globally, success will be dependent, in part, on the ability to anticipate and effectively manage these and other risks. There can be no assurance that the Debtors will be able to manage effectively these risks or that these and other factors will not have a material adverse effect on their international operations or their business, financial condition, results of operations or cash flows.

Further, the Debtors cannot guarantee that their employees internationally will adhere to the Debtors’ code of business conduct, other company policies, or the anti-corruption laws of a particular nation.  If the Debtors are found liable for violations of anti-corruption laws or regulations, whether due to their own or others’ actions or inadvertence, the Debtors could be subject to civil and criminal penalties or other sanctions and could incur significant costs for investigation, litigation, fees, settlement, and judgment, which could have a material adverse effect on their business, financial condition, results of operations, or cash flows.

Currency exchange rate fluctuations could have an adverse effect on the Debtors’ businesses.

The Debtors generate a significant portion of their sales, and incur a significant portion of their expenses, in currencies other than U.S. dollars.  To the extent that the Debtors are unable to match sales received in foreign currencies with costs paid in the same currency, exchange rate fluctuations in any such currency could have an adverse effect on the Debtors’ results of operations and cash flows.  The Debtors do not currently enter into derivative instruments to offset the impact of currency exchange rate fluctuations and do not intend to do so for the foreseeable future.

The Debtors’ operating results may be subject to quarterly fluctuations due to the possible delayed recognition of large orders in financial statements.

Sales efforts for many of the Debtors’ products involve discussions with the end-users during the planning phase of projects. The planning, designing and manufacturing process can be lengthy. The typical planning and design phase for the Debtors’ projects ranges from six months to four years. As a result, there is often a delay between the investment of resources in developing and supplying a product and the recognition in financial statements of the sales of the product. The long sales cycle and the unpredictable period of time between the placement of an order and the ability to recognize the sales associated with the order make sales predictions difficult, particularly on a quarterly basis, and can cause operating results to fluctuate significantly from quarter to quarter.

The costs and difficulties of acquiring and integrating complementary businesses and technologies could impede the Debtors’ future growth and adversely affect the Debtors’ competitiveness.

As part of their growth strategy, the Debtors may consider acquiring complementary businesses.  Acquisitions involve a number of risks, including integration of the acquired company with the Debtors’ operations and unanticipated liabilities or contingencies related to the acquired company.  The Debtors cannot ensure that the expected benefits of any future acquisition will be realized.  Risks we could face with respect to acquisitions include:

•	greater than expected costs and management time and effort involved in identifying, completing, and integrating acquisitions;

•	risks associated with unanticipated events or liabilities;

•	potential disruption of the Debtors’ ongoing business and difficulty in maintaining the Debtors’ standards, controls, information systems, and procedures;

•	entering into markets and acquiring technologies in areas in which the Debtors have little expertise;

•	the inability to successfully integrate the products, services, and personnel of any acquisition into the Debtors’ operations;

•	a need to incur debt, which may reduce the Debtors’ cash available for operations and other uses; and

•	the realization of little, if any, return on the investment.

The Debtors may be adversely affected by environmental and health and safety regulations.

The Debtors are required to comply with a variety of federal, state, local and foreign laws governing the protection of the environment, the exposure of persons and property to hazardous substances and occupational health and safety.  These laws regulate, among other things, the generation, storage, handling, use and transportation of hazardous materials; the disposal and release of wastes and other substances into soil, air or water; and obligations relating to the health and safety of workers and the public.  The Debtors are also required to obtain and comply with environmental permits and licenses for certain operations.  The Debtors cannot guarantee that they are at all times in compliance with all environmental laws, permits or licenses.  If the Debtors violate or fail to comply with these requirements, they could be subject to private party or governmental claims, the issuance of administrative, civil and criminal fines or penalties, the denial, modification, or revocation of permits, licenses or other authorizations, the imposition of injunctive obligations or other limitations on their operations, including the cessation of operations, and requirements to perform site investigatory, remedial, or other corrective action.  Certain environmental requirements, and the interpretation of those requirements by regulators and courts, change frequently and might also become more stringent over time.  The Debtors’ therefore cannot assure you that they will not incur material costs or liabilities related to their future compliance with these requirements.  The Debtors have made and will continue to make capital and other expenditures to comply with environmental requirements.  Because of the nature of their business, changes in environmental laws and the costs associated with complying with such requirements could have a material adverse effect on the Debtors’ business.

The Debtors are also subject to laws governing the cleanup of contaminated property.  Under these laws, they could be held liable for costs and damages relating to contamination of their past or present facilities and at third-party sites to which the Debtors’ facilities sent wastes or hazardous substances. The amount of such liability could be material.  The Debtors cannot assure you that they will not have liability for any such contamination, nor can the Debtors guarantee they will not experience an accident or become liable for any other contamination that may have occurred in the past (including such liability to buyers of properties or businesses that the Debtors have sold).

The Debtors are subject to litigation and other claims which, if adversely determined, could result in substantial losses.

As described in the section herein entitled “Summary of Legal Proceedings,” the Debtors are, from time to time, during the ordinary course of operating their business, subject to various litigation claims and legal disputes, including contract, lease, employment, and regulatory claims.

Certain litigation claims may not be covered entirely or at all by the Debtors’ insurance policies, or their insurance carriers may seek to deny coverage.  In addition, litigation claims can be expensive to defend and may divert the Debtors’ attention from the operation of their business.  Further, litigation, even if without merit, can attract adverse media attention.  As a result, litigation can have a material adverse effect on the Debtors’ business and, because the Debtors cannot predict the outcome of any action, it is possible that adverse judgments or settlements could significantly reduce the Debtors’ earnings or result in losses.

As a result of the nature of their business, the Debtors face an inherent risk of exposure to product liability claims (including claims for strict liability and negligence) and claims for breach of contract in the event that the failure of their products or their installation results, or is alleged to result, in property damage, damage to the environment, or personal injury.  The Debtors agree in most cases to indemnify the site owner, general contractor, and others for certain damages resulting from their negligence and that of their employees.  The Debtors cannot guarantee that they will not incur significant costs defending product liability and breach of contract claims or experience any material product liability losses or indemnification obligations in the future.  Such costs, losses, and obligations may have a material adverse impact on the Debtors’ financial condition, results of operations, or cash flows.

Although the Debtors maintain insurance within ranges of coverage that they believe to be consistent with industry practice, this insurance may not be available at economically feasible premiums and may not be sufficient to cover all such losses.  In addition, the insurance policies are subject to large deductibles.  An unsuccessful outcome in legal actions and claims against the Debtors may have a material adverse impact on their financial condition, results of operations or cash flows.  Even if the Debtors are successful in defending against a claim relating to their products, claims of this nature could cause our customers to lose confidence in products and the business.

In addition, the Debtors provide certain limited material product warranties.  Failure of their products to operate properly or to meet specifications may increase costs by requiring addition engineering resources, product replacement, or monetary reimbursement of a customer.

The Debtors rely primarily on trade secrets and contractual restrictions, and not patents, to protect their proprietary rights.  Failure to protect the Debtors’ intellectual property rights may undermine their competitive position, and protecting their rights or defending against third-party allegations of infringement may be costly.

The Debtors’ commercial success depends on proprietary information and technologies.  The Debtors rely primarily on a combination of know-how, trade secrets, trademarks and contractual restrictions to protect their intellectual property rights.  The Debtors own several patents addressing limited aspects of their products.  The measures the Debtors take to protect their intellectual property rights may be insufficient.  Failure to protect, monitor and control the use of their existing intellectual property rights could cause them to lose their competitive advantage and incur significant expenses. Although the Debtors enter into confidentiality and nondisclosure agreements with their employees, consultants, advisors and partners to protect their intellectual property rights, these agreements could be breached and may not provide meaningful protection for their trade secrets.  It is possible that their competitors or others could independently develop the same or similar technologies or otherwise obtain access to their unpatented technologies.  In such cases, the Debtors’ trade secrets would not prevent third parties from competing with them.  As a result, results of operations may be adversely affected. Furthermore, third parties or employees may infringe or misappropriate proprietary technologies or other intellectual property rights, which could also harm the Debtors’ business and results of operations.  From time to time, the Debtors may discover such violations of their intellectual property rights.  For example, the Debtors are aware of third-party use of their trademarks and designs, and there may be other third parties using trademarks or names similar to the Debtors’ of whom the Debtors are unaware.  Monitoring unauthorized use of intellectual property rights can be difficult and expensive, and adequate remedies may not be available.  Moreover, the laws of certain foreign countries do not protect intellectual property rights to the same extent as the laws of the U.S.

In addition, third parties may claim that the Debtors’ products infringe or otherwise violate their patents or other proprietary rights and seek corresponding damages or injunctive relief.  The Debtors’ defenses against such claims, with or without merit, could be time-consuming and result in costly litigation.  An adverse outcome in any such litigation could subject the Debtors to significant liability to third parties (potentially including treble damages) or temporary or permanent injunctions prohibiting the manufacture or sale of their products, the use of their technologies or the conduct of their business.  Any adverse outcome could also require the Debtors to seek licenses from third parties (which may not be available on acceptable terms, or at all) or make substantial one-time or ongoing royalty payments. Protracted litigation could also result in customers or potential customers deferring or limiting their purchase or use of the Debtors’ products until such litigation is resolved.  In addition, the Debtors may not have insurance coverage in connection with such litigation and may have to bear all costs arising from any such litigation to the extent they are unable to recover them from other parties. Any of these outcomes could have a material adverse effect on the Debtors’ business, financial condition, results of operations, cash flows and prospects.

Although the Debtors make efforts to develop and protect their intellectual property, the validity, enforceability and commercial value of their intellectual property rights may be reduced or eliminated by the discovery of prior inventions by third parties, the discovery of similar marks previously used by third parties, non-use or non-enforcement by the Debtors, the successful independent development by third parties of the same or similar confidential or proprietary innovations or changes in the supply or distribution chains that render the Debtors’ rights obsolete.  The Debtors have in the past and may in the future be subject to opposition proceedings with respect to applications for registrations of their intellectual property, including but not limited to their trade names and trademarks.  As the Debtors rely in part on brand names and trademark protection to enforce their intellectual property rights, barriers to the registration of their brand names and trademarks in various countries may restrict their ability to promote and maintain a cohesive brand through their key markets.

The Debtors’ business may suffer if certain of their key officers or employees discontinue their employment.

The Debtors’ ability to successfully operate and grow their global business and implement their strategies is largely dependent on the efforts, abilities, and services of their senior management and other key employees.  If the Debtors lose the services of these individuals and are unable to find qualified replacements with comparable experience in the industry, their business could be negatively affected.  Their future operations could also be harmed if the Debtors are unable to attract, hire, train, and retain qualified managerial, sales, operations, engineering, and other technical personnel.

Although the Debtors have employment and non-competition agreements and retention arrangements with certain of their key employees, those agreements and arrangements may not assure the retention of such employees, and the Debtors may not be able to enforce all of the provisions in any employment or non-competition agreement or retention arrangement.  In addition, the Debtors do not have key person insurance on any of their senior executives or other key personnel.  Particularly in light of recent changes in the Chief Executive Officer, Chief Financial Officer, and General Counsel positions, the loss of any member of the senior management team or other key employee could damage critical customer relationships, result in the loss of vital knowledge, experience, and expertise, lead to unanticipated recruitment and training costs and make it more difficult to successfully operate the Debtors’ business and execute business strategy.

The Debtors are dependent on information systems and information technology, and a major interruption could adversely impact their operations and financial condition.

The Debtors use critical information systems to operate, monitor, and manage business on a day-to-day basis.  Any disruption to these information systems could adversely impact operations and result in increased costs and an inability to maintain financial controls or issue financial reports.  Information systems could be interrupted, delayed, or damaged by any number of factors, including natural disasters, telecommunications failures, power loss, acts of war or terrorism, computer viruses, or physical or electronic security breaches.  These or other events could cause loss of critical data, or prevent the Debtors from meeting their operating and financial commitments.  Although business continuity plans are in place to reduce the negative impact of information technology system failures on operations, these plans may not be completely effective.

The Debtors’ tax returns and positions are subject to review and audit by federal, state and local taxing authorities and adverse outcomes resulting from examination of their income or other tax returns could adversely affect their operating results and financial condition.

The Debtors are not currently under audit by the Internal Revenue Service.  However, an unfavorable outcome from any tax audit could result in higher tax costs, penalties and interest, thereby negatively and adversely impacting the Debtors’ financial condition, results of operations or cash flows.

The Debtors’ historical financial information may not be comparable to the financial information of the Debtors from and after the Effective Date.

As a result of the Consummation of the Plan and the transactions contemplated thereby, the financial condition and results of operations of the Debtors from and after the Effective Date may not be comparable to the financial condition or results of operations reflected in the Debtors’ historical financial statements.

The financial information is based on the Debtors’ books and records and, unless otherwise stated, no audit was performed.

Certain of the financial information contained in this Disclosure Statement has not been audited.  In preparing this Disclosure Statement, the Debtors relied on financial data derived from their books and records that was available at the time of such preparation.  Although the Debtors have used their reasonable business judgment to assure the accuracy of the financial information provided in this Disclosure Statement, and while the Debtors believe that such financial information fairly reflects their financial condition, the Debtors are unable to warrant or represent that all of the financial information contained herein and attached hereto is without inaccuracies.

No legal or tax advice is provided by this Disclosure Statement.

This Disclosure Statement is not legal advice to any person.  The contents of this Disclosure Statement should not be construed as legal, business, or tax advice.  Each Holder of a Claim or Interest should consult its own legal counsel and accountant with regard to any legal, tax, and other matters concerning its Claim or Interest.  This Disclosure Statement may not be relied upon for any purpose other than to determine how to vote to accept or reject the Plan or whether to object to Confirmation of the Plan.

No admissions made.

The information and statements contained in this Disclosure Statement will neither (a) constitute an admission of any fact or liability by any entity (including the Debtors) nor (b) be deemed evidence of the tax or other legal effects of the Plan on the Debtors, the Reorganized Debtors, Holders of Allowed Claims and Allowed Interests, or any other parties in interest.

Failure to identify litigation claims or projected objections.

No reliance should be placed on the fact that a particular litigation claim or projected objection to a particular Claim is, or is not, identified in this Disclosure Statement.  The Debtors may seek to investigate, file, and prosecute Claims and may object to Claims after Confirmation and Consummation of the Plan, irrespective of whether this Disclosure Statement identifies such Claims or objections to Claims.

Information was provided by the Debtors and was relied upon by the Debtors’ advisors.

Counsel to and other advisors retained by the Debtors have relied upon information provided by the Debtors in connection with the preparation of this Disclosure Statement.  Although counsel to and other advisors retained by the Debtors have performed certain limited due diligence in connection with the preparation of this Disclosure Statement, they have not verified independently the information contained herein.

No representations outside this Disclosure Statement are authorized.

No representations concerning or relating to the Debtors, the Chapter 11 Cases, or the Plan are authorized by the Bankruptcy Court or the Bankruptcy Code, other than as set forth in this Disclosure Statement.  Any representations or inducements made to secure your acceptance or rejection of the Plan that are other than as contained in, or included with, this Disclosure Statement, should not be relied upon by you in arriving at your decision.  You should promptly report unauthorized representations or inducements to counsel to the Debtors, counsel to the First Lien Lenders, and the Office of the United States Trustee for the District of Delaware.

Confirmation of the Plan

The Confirmation Hearing

The Bankruptcy Court has scheduled the Confirmation Hearing for [_____] at [_____], prevailing Eastern Time, before the Honorable [_____], United States Bankruptcy Judge, in the United States Bankruptcy Court for the District of Delaware, located at 824 North Market Street, [_____] Floor, Courtroom [_____], Wilmington, Delaware 19801.  The Confirmation Hearing may be adjourned from time to time without further notice except for an announcement of the adjourned date made at the Confirmation Hearing or by any notice of adjournment of the Confirmation Hearing filed by the Debtors and posted on their restructuring website at http://cases.primeclerk.com/gse.

Requirements For Confirmation of the Plan

Among the requirements for the Confirmation of the Plan are that the Plan (a) is accepted by all Impaired Classes of Claims and Interests, or if rejected by an Impaired Class, that the Plan “does not discriminate unfairly” and is “fair and equitable” as to such Class, (b) is feasible, and (c) is in the “best interests” of Holders of Claims and Interests that are Impaired under the Plan.

Requirements of Section 1129(a) of the Bankruptcy Code

The following requirements must be satisfied pursuant to section 1129(a) of the Bankruptcy Code before a bankruptcy court may confirm a plan of reorganization:

•	The plan complies with the applicable provisions of the Bankruptcy Code.

•	The proponents of the plan comply with the applicable provisions of the Bankruptcy Code.

•	The plan has been proposed in good faith and not by any means forbidden by law.

•
Any payment made or to be made by the proponent, by the debtor, or by a person issuing securities or acquiring property under a plan, for services or for costs and expenses in or in connection with the case, in connection with the plan and incident to the case, has been approved by, or is subject to the approval of, a bankruptcy court as reasonable.

•
The proponent of the plan has disclosed the identity and affiliations of any individual proposed to serve, after confirmation of the plan, as a director, officer, or voting trustee of the debtor, an affiliate of the debtor participating in a joint plan with the debtor or a successor to the debtor under the plan, and the appointment to, or continuance in, such office of such individual is consistent with the interests of creditors and equity security holders and with public policies.

•
The proponent of the plan has disclosed the identity of any “insider” (as defined in section 101 of the Bankruptcy Code) that will be employed or retained by the Debtors and the nature of any compensation for such insider.

•	With respect to each holder within an impaired class of claims or interests —

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each such holder (a) has accepted the plan, or (b) will receive or retain under the plan on account of such claim or interest property of a value, as of the effective date of the plan, that is not less than the amount that such holder would so receive or retain if the debtor were liquidated under chapter 7 of the Bankruptcy Code on such date; or

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if section 1111(b)(2) of the Bankruptcy Code applies to the claims of such class due to its election to retain a lien, each holder of a claim of such class will receive or retain under the plan on account of such claim property of a value, as of the effective date of the plan, that is not less than the value of such holder’s interest in the estate’s interest in the property that secures such claims.

•	With respect to each class of claims or interests, such class (a) has accepted the plan, or (b) is not impaired under the plan (subject to the “cramdown” provisions discussed below).

•	Except to the extent that the holder of a particular claim has agreed to a different treatment of such claim, the plan provides that:

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with respect to a claim of a kind specified in sections 507(a)(2) or 507(a)(3) of the Bankruptcy Code, on the effective date of the plan, the holder of the claim will receive on account of such claim cash equal to the allowed amount of such claim, unless otherwise agreed;

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with respect to a class of claim of the kind specified in sections 507(a)(1), 507(a)(4), 507(a)(5), 507(a)(6), or 507(a)(7) of the Bankruptcy Code, each holder of a claim of such class will receive (a) if such class has accepted the plan, deferred cash payments of a value, on the effective date of the plan, equal to the allowed amount of such claim; or (b) if such class has not accepted the plan, cash on the effective date of the plan equal to the allowed amount of such claim; and

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with respect to a priority tax claim of a kind specified in section 507(a)(8) of the Bankruptcy Code, the holder of such claim will receive on account of such claim deferred cash payments, over a period not exceeding six years after the date of assessment of such claim, of a value, as of the effective date of the plan, equal to the allowed amount of such claim.

•
If a class of claims is impaired under the plan, at least one class of claims that is impaired under the plan has accepted the plan, determined without including any acceptance of the plan by any “insider,” as defined in section 101 of the Bankruptcy Code.

•
Confirmation of the plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the debtor or any successor to the debtor under the plan, unless such liquidation or reorganization is proposed in the plan.

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All fees payable under 28 U.S.C. § 1930, as determined by the Bankruptcy Court at the hearing on confirmation of the plan, have been paid or the plan provides for the payment of all such fees on the effective date of the plan.

•
The plan provides for the continuation after its effective date of payment of all retiree benefits, as that term is defined in section 1114 of the Bankruptcy Code, at the level established pursuant to subsection (e)(i)(B) or (g) of section 1114 of the Bankruptcy Code, at any time prior to confirmation of the plan, for the duration of the period the debtor has obligated itself to provide such benefits.

Best Interests of Creditors

Notwithstanding acceptance of a plan by each impaired class, to confirm a plan, a bankruptcy court must determine that it is in the best interests of each holder of a claim or interest in any such impaired class that has not voted to accept the plan.  Accordingly, if an impaired class does not unanimously accept a plan, the “best interests” test requires that a bankruptcy court find that the plan provides to each member of such impaired class a recovery on account of the member’s claim or Interest that has a value, as of the effective date of the plan, at least equal to the value of the distribution that each such member would receive if the debtor was liquidated under chapter 7 of the Bankruptcy Code on such date.  For additional information, as well as the Debtors’ “best interests” analysis, please see the section entitled “Liquidation Analysis.”

Acceptance

Section 1126(c) of the Bankruptcy Code provides that a class of claims has accepted a plan of reorganization if such plan has been accepted by creditors that hold at least two-thirds in amount and more than one-half in number of the allowed claims of such class.

Section 1126(d) of the Bankruptcy Code provides that a class of interests has accepted a plan of reorganization if such plan has been accepted by holders of such interests that hold at least two-thirds in amount of the allowed interests of such class.

Feasibility

Section 1129(a)(11) of the Bankruptcy Code requires that confirmation of a plan of reorganization is not likely to be followed by the liquidation, or the need for further financial reorganization of the debtors, or any successor to the debtors (unless such liquidation or reorganization is proposed in the plan of reorganization).

To determine whether the Plan meets this feasibility requirement, the Debtors have analyzed their ability to meet their respective obligations under the Plan.  As part of this analysis, the Debtors have prepared the Financial Projections.  Based upon the Financial Projections, the Debtors believe that they will be a viable operation following the Chapter 11 Cases, and that the Plan will meet the feasibility requirements of the Bankruptcy Code.

Requirements of Section 1129(b) of the Bankruptcy Code

The Bankruptcy Code permits confirmation of a plan of reorganization notwithstanding rejection of the plan by an impaired class so long as (a) the plan of reorganization otherwise satisfies the requirements for confirmation, (b) at least one impaired class of claims has accepted the plan of reorganization without taking into consideration the votes of any insiders in such class, and (c) the plan of reorganization is “fair and equitable” and does not “discriminate unfairly” as to any impaired class that has not accepted such plan.  These so-called “cramdown” provisions are set forth in section 1129(b) of the Bankruptcy Code.

“Fair and Equitable”

The Bankruptcy Code establishes different “cramdown” tests for determining whether a plan is “fair and equitable” to dissenting impaired classes of secured creditors, unsecured creditors, and Interest holders as follows:

Secured Creditors

A plan of reorganization is fair and equitable as to an impaired class of secured claims that rejects the plan if the plan provides:  (a) that each of the holders of the secured claims included in the rejecting class (i) retains the liens securing its claim to the extent of the allowed amount of such claim, to the extent of the allowed amount of such claims, whether the property subject to those liens is retained by the debtor or transferred to another entity, and (ii) receives on account of its secured claim deferred cash payments having a present value, as of the effective date of the plan of reorganization, at least equal to the value of such Holder’s interest in the Estate’s interest in such property; (b) that each of the holders of the secured claims included in the rejecting class realizes the “indubitable equivalent” of its allowed secured claim; or (c) for the sale, subject to section 363(k) of the Bankruptcy Code, of any property that is subject to the liens securing the claims included in the rejecting class, free and clear of such liens, with such liens to attach to the proceeds of the sale and the treatment of such liens on proceeds in accordance with clause (a) or (b) of this paragraph.

Unsecured Creditors

A plan of reorganization is fair and equitable as to an impaired class of unsecured claims that rejects the plan if the plan provides that:  (a) each holder of a claim included in the rejecting class receives or retains under the plan property of a value, as of the effective date of the plan of reorganization, equal to the amount of its allowed claim; or (b) the holders of claims and interests that are junior to the claims of the rejecting class will not receive or retain any property under the plan of reorganization on account of such junior claims or interests.

Holders of Interests

A plan of reorganization is fair and equitable as to an impaired class of Interests that rejects the plan if the plan provides that:  (a) each holder of an Interest included in the rejecting class receives or retains under the plan property of a value, as of the effective date of the plan of reorganization, equal to the greatest of the allowed amount of (i) any fixed liquidation preference to which such holder is entitled, (ii) the fixed redemption price to which such holder is entitled, or (iii) the value of the interest; or (b) the holder of any interest that is junior to the interests of the rejecting class will not receive or retain any property under the plan of reorganization on account of such junior interest.

The Debtors believe the Plan is fair and equitable as to Holders of Claims in Class 3 because, pursuant to the RSA, the Debtors have sufficient support from such Holders so that Class 3 votes to accept the Plan.  They also believe the Plan is fair and equitable as to Holders of Claims in Classes 1, 2, 7, and 8 because the Plan provides that their Allowed Claims and Allowed Interests are Unimpaired.  The Debtors also believe the Plan is fair and equitable as to Holders of Claims in Classes 4, 5, and 6 because no Holders of any Claims or Interests junior to the Claims in Classes 4, 5, and 6 are receiving any distribution on account of such junior Claims or Interests.  Rather, the Class 7 Intercompany Claims and Class 8 Intercompany Interests will be reinstated or cancelled at the option of the Debtors for the sake of administrative convenience and cost efficiency.  Finally, the Debtors believe the Plan is fair and equitable as to Holders of Parent Equity Interests in Class 9, who are conclusively deemed to have rejected the Plan, because there are no Claims or Interests junior to Class 9 Parent Equity Interests and, as such, the Plan does not provide any distribution to any such Claims or Interests.

“Unfair Discrimination”

A plan of reorganization does not “discriminate unfairly” if a dissenting class is treated substantially equally to other classes similarly situated and no such class receives more than it is legally entitled to receive for its claims or interests.

The Debtors do not believe that the Plan discriminates unfairly against any impaired Class of Claims or Interests.  Although the Plan distinguishes between Qualified Unsecured Trade Claims and General Unsecured Claims, this distinction carries valid business and legal justifications.  The Debtors believe that the Plan and the treatment of all Classes of Claims and Interests under the Plan satisfy the foregoing requirements for nonconsensual Confirmation of the Plan.

Effect of Confirmation of the Plan

Retention of Jurisdiction by the Bankruptcy Court

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to:

1.  allow, disallow, determine, liquidate, classify, estimate, or establish the priority, Secured or unsecured status, or amount of any Claim or Interest, including (i) the resolution of any request for payment of any Administrative Claim, and (ii) the resolution of any and all objections to the Secured or unsecured status, priority, amount, or allowance of Claims or Interests;

2.  decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan;

3.  resolve any matters related to:  (a) the assumption or assumption and assignment of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Claims arising therefrom, including Cure Claims pursuant to section 365 of the Bankruptcy Code; (b) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed; and (c) any dispute regarding whether a contract or lease is or was executory or expired;

4.  ensure that distributions to Holders of Allowed Claims and Allowed Interests are accomplished pursuant to the provisions of the Plan;

5.  adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date;

6.  adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code;

7.  enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan or the Disclosure Statement;

8.  enter and enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code;

9.  resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the Consummation, interpretation, or enforcement of the Plan or any Entity’s obligations incurred in connection with the Plan;

10.  issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of the Plan;

11.  resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the releases, injunctions, and other provisions contained in Article VIII of the Plan and enter such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions;

12.  resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by the Holder of a Claim or Interest for amounts not timely repaid pursuant to Article VI.L.1 of the Plan;

13.  enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

14.  determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, indenture, or other agreement or document created in connection with the Plan or the Disclosure Statement;

15.  enter an order or Final Decree concluding or closing the Chapter 11 Cases;

16.  adjudicate any and all disputes arising from or relating to distributions under the Plan;

17.  consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;

18.  determine requests for the payment of Claims and Interests entitled to priority pursuant to section 507 of the Bankruptcy Code;

19.  hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan or the Confirmation Order, including disputes arising under agreements, documents, or instruments executed in connection with the Plan;

20.  hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

21.  hear and determine all disputes involving the existence, nature, scope, or enforcement of any exculpations, discharges, injunctions and releases granted in the Plan, including under Article VIII of the Plan;

22.  enforce all orders previously entered by the Bankruptcy Court; and

23.  hear any other matter not inconsistent with the Bankruptcy Code.

Settlement, Release, Injunction, and Related Provisions

Compromise and Settlement

Notwithstanding anything contained in the Plan to the contrary, the allowance, classification, and treatment of all Allowed Claims and their respective distributions and treatments hereunder takes into account and conforms to the relative priority and rights of the Claims and the Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto whether arising under general principles of equitable subordination, section 510 of the Bankruptcy Code, or otherwise.  As of the Effective Date, any and all such rights described in the preceding sentence are settled, compromised, and released pursuant to the Plan.  The Confirmation Order will constitute the Bankruptcy Court’s finding and determination that the settlements reflected in the Plan are (1) in the best interests of the Debtors, their estates, and all Holders of Claims, (2) fair, equitable, and reasonable, (3) made in good faith, and (4) approved by the Bankruptcy Court pursuant to section 363 of the Bankruptcy Code and Bankruptcy Rule 9019.  In addition, the allowance, classification, and treatment of Allowed Claims take into account any Causes of Action, whether under the Bankruptcy Code or otherwise under applicable non-bankruptcy law, that may exist between the Debtors and any Released Party; as of the Effective Date, any and all such Causes of Action are settled, compromised, and released pursuant to the Plan.  The Confirmation Order shall approve the releases by all Entities of all such contractual, legal, and equitable subordination rights or Causes of Action that are satisfied, compromised, and settled pursuant to the Plan.  Nothing in Article VIII.A of the Plan shall compromise or settle in any way whatsoever, any Causes of Action that the Debtors or the Reorganized Debtors, as applicable, may have against a non-Released Party or provide for the indemnity of any non-Released Party.

In accordance with the provisions of this Plan, and pursuant to section 363 of the Bankruptcy Code and Bankruptcy Rule 9019, without any further notice to or action, order or approval of the Bankruptcy Court, after the Effective Date (1) the Reorganized Debtors may, in their sole and absolute discretion, compromise and settle Claims against the Debtors and (2) the Reorganized Debtors may, in their sole and absolute discretion, compromise and settle Causes of Action against other Entities.

Discharge of Claims and Termination of Interests

Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan or in any contract, instrument, or other agreement or document created pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Reorganized Debtors), Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code.  Any default by the Debtors or their Affiliates with respect to any Claim or Interest that existed immediately prior to or on account of the filing of the Chapter 11 Cases shall be deemed cured on the Effective Date.  The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the Effective Date occurring.

Releases

Release of Liens

Except as otherwise provided in the Plan, or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns.

Releases by the Debtors

Pursuant to section 1123(b) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan, for good and valuable consideration, on and after the Effective Date, the Released Parties are deemed released and discharged by the Debtors, the Reorganized Debtors, and the Estates from any and all Claims, obligations, rights, suits, damages, causes of action, remedies, and liabilities whatsoever, whether for tort, fraud, contract, violations of federal or state securities laws, or otherwise, including any derivative Claims asserted or that could possibly have been asserted on behalf of the Debtors, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, that the Debtors, the Reorganized Debtors, the Estates, or their Affiliates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Interest or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors or their Affiliates, the Chapter 11 Cases, the purchase, sale, or rescission of the purchase or sale of any Security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation, or preparation of the Plan and related Disclosure Statement, or related agreements, instruments, or other documents, upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Confirmation Date of the Plan, other than Claims or liabilities arising out of or related to any contractual or fixed monetary obligation owed to the Debtors or the Reorganized Debtors.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Debtor Release, which includes by reference each of the related provisions and definitions contained in the Plan, and further, shall constitute the Bankruptcy Court’s finding that the Debtor Release is:  (1) in exchange for the good and valuable consideration provided by the Released Parties; (2) a good faith settlement and compromise of the Claims released by Article VIII.D of the Plan; (3) in the best interests of the Debtors and all Holders of Claims and Interests; (4) fair, equitable, and reasonable; (5) given and made after due notice and opportunity for hearing; and (6) a bar to any of the Debtors asserting any claim or Cause of Action released pursuant to the Debtor Release.

Releases by Holders of Claims and Interests

Except as provided in the last sentence of Article VIII.E of the Plan, as of the Effective Date, each Holder of a Claim or an Interest in the Debtors, except to the extent that such Holder either voted to reject the Plan or is classified in a Class that is deemed to reject the Plan, shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever, released and discharged the Third Party Releasees from any and all Claims, Interests, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, whether for tort, fraud, contract, violations of federal or state securities laws, or otherwise, including any derivative Claims, asserted on behalf of a debtor, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity, or otherwise, that such entity would have been legally entitled to assert (whether individually or collectively), based on or in any way relating to, or in any manner arising from, in whole or in part, the Debtors, the Non-Filers, the Debtors’ restructuring, the Chapter 11 Cases, the purchase, sale, or rescission of the purchase or sale of any Security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation, or preparation of the Plan, the related Disclosure Statement, the related Plan Supplement, or related agreements, instruments, or other documents, upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date of the Plan, other than Claims or liabilities arising out of or relating to any act or omission of a Released Party that constitutes willful misconduct or gross negligence.  Notwithstanding anything to the contrary in the foregoing, the release set forth above does not release any post-Effective Date obligations of any party under the Plan or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Third Party Release, which includes by reference each of the related provisions and definitions contained herein, and further, shall constitute the Bankruptcy Court’s finding that the Third Party Release is:  (1) in exchange for the good and valuable consideration provided by the Third Party Releasees; (2) a good faith settlement and compromise of the Claims released by Article VIII.E of the Plan; (3) in the best interests of the Debtors and all Holders of Claims and Interests; (4) fair, equitable, and reasonable; (5) given and made after due notice and opportunity for hearing; and (6) a bar to any Entity granting a Third Party Release from asserting any claim or Cause of Action released pursuant to the Third Party Release.

Exculpation

No Exculpated Party shall have or incur, and each Exculpated Party is released and exculpated by the Plan from any Exculpated Claim or any obligation, cause of action, or liability for any Exculpated Claim; provided, however, that the foregoing “Exculpation” shall have no effect on the liability of any Entity that results from any such act or omission that is determined by a Final Order to have constituted gross negligence or willful misconduct; provided further that in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to, or in connection with, the Plan.  The Debtors and the Reorganized Debtors (and each of their respective Affiliates, agents, directors, officers, employees, advisors, and attorneys) have participated in compliance with the applicable provisions of the Bankruptcy Code with regard to the solicitation and distribution of the Securities pursuant to the Plan, and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

Injunction

Except as otherwise expressly provided in the Plan or for obligations issued pursuant to the Plan, all Entities who have held, hold, or may hold Claims or Interests that have been released pursuant to Article VIII.D or Article VIII.E of the Plan, discharged pursuant to Article VIII.A of the Plan, or are subject to exculpation pursuant to Article VIII.F of the Plan are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Non-Filers, the Reorganized Debtors, the Released Parties, or the Exculpated Parties:  (1) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests; (2) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims or Interests; (3) creating, perfecting, or enforcing any encumbrance of any kind against such Entities or the property or estates of such Entities on account of or in connection with or with respect to any such Claims or Interests; (4) asserting any right of subrogation or recoupment of any kind against any obligation due from such Entities or against the property or Estates of such Entities on account of or in connection with or with respect to any such Claims or Interests; and (5) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests released or settled pursuant to the Plan.

Important Securities Laws Disclosure

Under the Plan, shares of New Equity will be distributed to Holders of Claims in Class 3.

Reorganized GSE Holding, Inc. and the Debtors will rely on section 1145 of the Bankruptcy Code to exempt from the registration requirements of the Securities Act the offer and distribution of the New Equity.  Section 1145(a)(1) of the Bankruptcy Code exempts the offer and sale of securities under a plan of reorganization from registration under section 5 of the Securities Act and state laws when such securities are to be exchanged for claims or principally in exchange for claims and partly for cash.  In general, securities issued under section 1145 may be resold without registration unless the recipient is an “underwriter” with respect to those securities.  Section 1145(b)(1) of the Bankruptcy Code defines an “underwriter” as any person who:

1.
purchases a claim against, an interest in, or a claim for an administrative expense against the debtor, if that purchase is with a view to distributing any security received in exchange for such a claim or interest;

2.	offers to sell securities offered under a plan of reorganization for the holders of those securities;

3.
offers to buy those securities from the holders of the securities, if the offer to buy is (a) with a view to distributing those securities, and (b) under an agreement made in connection with the plan of reorganization, the completion of the plan of reorganization, or with the offer or sale of securities under the plan of reorganization; or

4.	is an issuer with respect to the securities, as the term “issuer” is defined in section 2(a)(11) of the Securities Act.

In addition, a person who receives a fee in exchange for purchasing an issuer’s securities could also be considered an underwriter within the meaning of section 2(a)(11) of the Securities Act.

The definition of an “issuer” for purposes of whether a person is an underwriter under section 1145(b)(1) of the Bankruptcy Code, by reference to section 2(a)(11) of the Securities Act, includes as “statutory underwriters” any person directly or indirectly controlling or controlled by an issuer, or any person under direct or indirect common control with an issuer, of securities.  As a result, the reference to “issuer,” as used in the definition of “underwriter” contained in section 2(a)(11) of the Securities Act, is intended to cover “controlling persons” of the issuer of the securities. “Control,” as defined in Rule 405 of the Securities Act, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.  Accordingly, an officer, director or significant shareholder of a reorganized debtor or its successor under a plan of reorganization may be deemed to be a “controlling person” of such debtor or successor, particularly, with respect to officers and directors, if the management position or directorship is coupled with ownership of a significant percentage of the reorganized debtor’s or its successor’s voting securities.  In addition, the legislative history of section 1145 of the Bankruptcy Code suggests that a creditor who owns ten percent or more of a class of securities of a reorganized debtor may be presumed to be a “controlling person” and, therefore, an underwriter.

To the extent that Entities who receive the New Equity are deemed to be “underwriters,” resales by those Entities would not be exempted from registration under the Securities Act or other applicable law by section 1145 of the Bankruptcy Code.  Those Entities would, however, be permitted to sell New Equity or other securities without registration if they are able to comply with the provisions of Rule 144 under the Securities Act, as described further below.

You should confer with your own legal advisors to help determine whether or not you are an “underwriter.”

Under certain circumstances, Holders of New Equity deemed to be “underwriters” may be entitled to resell their securities pursuant to the limited safe harbor resale provisions of Rule 144 of the Securities Act, to the extent available, and in compliance with applicable state securities laws.  Generally, Rule 144 of the Securities Act provides that persons who are affiliates of an issuer who resell securities will not be deemed to be underwriters if certain conditions are met.  These conditions include the requirement that current public information with respect to the issuer be available, a limitation as to the amount of securities that may be sold, the requirement that the securities be sold in a “brokers transaction” or in a transaction directly with a “market maker,” and that notice of the resale be filed with the SEC.

Certain U.S. Federal Income Tax Consequences of the Plan

The following discussion summarizes certain U.S. federal income tax consequences of the Plan to the Debtors, Reorganized GSE Holding, Inc. and the Holders of Claims.  This discussion is based on the current provisions of the Internal Revenue Code of 1986, as amended (the “IRC”), Treasury regulations promulgated thereunder, judicial authorities, and current administrative rulings and practices, all as in in effect as of the date hereof, and all of which are subject to change at any time by legislative, judicial, or administrative action.  Any such change could be retroactively applied in a manner that could adversely affect the Debtors, Reorganized GSE Holding, Inc. or Holders of Claims.  In particular, some of the matters discussed herein relate to IRS positions taken in IRS Notices, which are particularly susceptible to change at any time.

The tax consequences of certain aspects of the Plan are uncertain due to the lack of applicable legal authority directly on point and may be subject to administrative or judicial interpretations that differ from the discussion below.  The Debtors have not requested, nor do they intend to request, a tax ruling from the Internal Revenue Service (the “IRS”) regarding the U.S. federal income tax consequences of the Plan.  Consequently, there can be no assurance that the IRS will agree with the treatment set forth in the following discussion.  Further, the federal income tax consequences to the Debtors, Reorganized GSE Holding, Inc. and Holders of Claims may be affected by their particular circumstances and matters not discussed below.  For example, the following discussion does not address state, local, or foreign tax considerations that may be applicable and the discussion does not address the tax consequences of the Plan to Holders of Claims that are subject to special rules under the U.S. federal income tax laws (including, for example, banks, governmental authorities or agencies, pass-through entities, subchapter S corporations, dealers and traders in securities, insurance companies, financial institutions, tax-exempt organizations, small business investment companies, foreign taxpayers, persons who are related to the Debtors within the meaning of the IRC, persons using a mark-to-market method of accounting, holders of Claims who are themselves in bankruptcy, persons who received their Claims pursuant to the exercise of an employee stock option or otherwise as compensation, regulated investment companies and those who hold more than one Class of Claim or Interest) who may be subject to special rules not addressed herein.

In the case of a Holder that is classified as a partnership for U.S. federal income tax purposes, the tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partner and the partnership.  If you are a partner in a partnership, then you should consult your own tax advisor.

The following discussion assumes that Holders of Claims hold such Claims as “capital assets” within the meaning of section 1221 of the IRC.  This summary also assumes, except as provided below, that the various debt and other arrangements to which the Debtors are a party will be respected for U.S. federal income tax purposes in accordance with their form.

THE DISCUSSION SET FORTH BELOW IS INCLUDED FOR GENERAL INFORMATION ONLY.  THE PLAN PROPONENTS AND THEIR COUNSEL AND FINANCIAL ADVISORS ARE NOT MAKING ANY REPRESENTATIONS REGARDING THE PARTICULAR TAX CONSEQUENCES OF CONFIRMATION AND CONSUMMATION OF THE PLAN, NOR ARE THEY RENDERING ANY FORM OF LEGAL OPINION OR TAX ADVICE ON SUCH TAX CONSEQUENCES.  THE TAX LAWS APPLICABLE TO CORPORATIONS IN BANKRUPTCY ARE EXTREMELY COMPLEX, AND THE FOLLOWING SUMMARY IS NOT EXHAUSTIVE.  HOLDERS OF CLAIMS AND HOLDERS OF INTERESTS ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS REGARDING TAX CONSEQUENCES OF THE PLAN, INCLUDING U.S. FEDERAL, STATE, AND LOCAL AND FOREIGN TAX CONSEQUENCES.

IRS CIRCULAR 230 DISCLOSURE: TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE IRS, ANY TAX ADVICE CONTAINED IN THIS DISCLOSURE STATEMENT (INCLUDING ANY ATTACHMENTS) IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING TAX-RELATED PENALTIES UNDER THE IRC.  TAX ADVICE CONTAINED IN THIS DISCLOSURE STATEMENT (INCLUDING ANY ATTACHMENTS) IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED BY THE DISCLOSURE STATEMENT.  EACH TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

A.	Certain U.S. Federal Income Tax Consequences to the Debtors

In general, the Debtors do not expect to incur any substantial tax liability as a result of implementation of the Plan.  However, the Debtors do expect to realize a significant amount of cancellation of indebtedness income (“COD Income”) upon implementation of the Plan, which income is likely to result in the elimination of a substantial portion of the Debtors’ tax attributes, including some or all of their net operating losses (“NOLs,” and collectively with any built-in losses of the Debtors, the “Pre-Change Losses”), and the tax basis in their assets may be reduced.

1.	Cancellation of Debt Income

Under the IRC, a taxpayer generally recognizes gross income to the extent that indebtedness of the taxpayer is cancelled for less than the amount owed by the taxpayer, subject to certain judicial or statutory exceptions. The amount of COD Income, in general, is the excess of (a) the adjusted issue price of the indebtedness satisfied, over (b) the sum of (x) the amount of cash paid, (y) the issue price of any new indebtedness of the taxpayer issued and (z) the fair market value of any property transferred, in each case, in satisfaction of such indebtedness.

A taxpayer will not, however, be required to include any amount of COD Income in gross income if the taxpayer is under the jurisdiction of a court in a case under chapter 11 of the Bankruptcy Code and the discharge of debt occurs pursuant to that proceeding.  Instead, a taxpayer must reduce certain of its tax attributes by the amount of COD Income that it so excluded from gross income pursuant to section 108 of the IRC.  In general, tax attributes will be reduced in the following order:  (a) NOLs; (b) most tax credits; (c) capital loss carryovers; (d) tax basis in assets (but not below the amount of liabilities to which the debtor remains subject); (e) passive activity loss and credit carryovers; and (f) foreign tax credits.  A debtor with COD Income may elect first to reduce the basis of its depreciable assets pursuant to section 108(b)(5) of the IRC.  In the context of a consolidated group of corporations, the tax rules provide for a complex ordering mechanism in determining how the tax attributes of one member can be reduced by the COD Income of another member.

Because the Plan provides that holders of certain Claims will receive New Equity, the amount of COD Income, and accordingly the amount of tax attributes required to be reduced (if any), will depend in part on the fair market value of the New Equity.  The fair market value of the New Equity cannot be known with certainty until after the Effective Date.  The Debtors expect that, subject to the limitations discussed herein, they will be required to make material reductions in their tax attributes.

2.	Limitation on NOLs and Built-in Losses

The Debtors have approximately $33.4 million of NOLs as of December 31, 2013. The Debtors expect that, as a consequence of the COD Income resulting from the Consummation of the Plan (which COD Income will be excluded from income under section 108 of the IRC as discussed above), all or a portion of their NOLs may be eliminated and that tax basis in their assets may be reduced. The amount of such tax attributes that will be available to the Reorganized Debtors following such reduction is based on a number of factors and is impossible to calculate at this time.  Some of the factors that will impact the amount of available tax attributes include:  (a) the amount of taxable income incurred by the Debtors in 2014; (b) the fair market value of the New Equity; and (c) the amount of COD Income incurred by the Debtors in connection with Consummation of the Plan.

Following Consummation of the Plan, the Debtors anticipate that any remaining NOLs and other tax attributes may be subject to limitation under section 382 of the IRC by reason of the transactions pursuant to the Plan. Under section 382 of the IRC, any corporation that undergoes an “ownership change” within the meaning of section 382 of the IRC becomes subject to an annual limitation on its ability to utilize its NOLs and “built-in losses” in its assets.  A corporation generally has a built-in loss in its assets to the extent that the corporation’s tax basis in its assets is greater than the value of such assets.

The restructuring will most likely result in an ownership change for purposes of section 382 of the IRC.  If and to the extent that the Debtors have NOLs remaining after implementation of the Plan, then the Debtors’ ability to use those NOLs would most likely be subject to an annual limitation.  Similarly, if and to the extent that the Debtors have a built-in loss in their assets, then the Debtors’ ability to claim a deduction for those built-in losses, including as depreciation or amortization deductions, could be subject to an annual limitation during the first five years after the restructuring is completed.  Outside of bankruptcy, the amount of such annual limitation would be approximately equal to the amount determined by multiplying the long-term tax exempt bond rate (approximately 3.4 percent for ownership changes occurring during May 2014) by the Debtors’ equity value immediately before the ownership change.  The section 382 limitation may be increased to the extent that the Debtors recognize certain built-in gains in their assets during the five-year period following the ownership change or are treated as recognizing built-in gains pursuant to the safe harbors provided in IRS Notice 2003-65.  Section 383 of the IRC applies a similar limitation to capital loss carryforwards and tax credits.  Any unused limitation may be carried forward, thereby increasing the annual limitation in the subsequent taxable year.  As discussed below, however, special rules may apply in the case of a corporation which experiences an ownership change as the result of a bankruptcy proceeding.

An exception to the foregoing annual limitation rules generally applies when so-called “qualified creditors” and continuing shareholders of a debtor company in chapter 11 receive, in respect of their claims, at least 50 percent of the vote and value of the stock of the reorganized debtor (or a controlling corporation if also in chapter 11) pursuant to a confirmed chapter 11 plan (the “382(l)(5) Exception”). Under the 382(l)(5) Exception, a debtor’s NOLs and built-in losses are not limited on an annual basis but, instead, are required to be reduced by the amount of any interest deductions claimed during the three taxable years preceding the effective date of the plan of reorganization, and during the part of the taxable year prior to and including the effective date of the plan of reorganization, in respect of all debt converted into stock in the reorganization. If the 382(l)(5) Exception applies and a debtor undergoes another ownership change within two years, the debtor’s Pre-Change Losses, capital loss carryforwards and tax credits effectively would be eliminated in their entirety.

Where the 382(l)(5) Exception is not applicable (either because the debtor does not qualify for it or the debtor elects not to utilize the 382(l)(5) Exception), a second special rule will generally apply (the “382(l)(6) Exception”). When the 382(l)(6) Exception applies, a debtor corporation that undergoes an “ownership change” generally is permitted to determine the fair market value of its stock, for purposes of calculating the annual limitation, after taking into account the increase in value resulting from any surrender or cancellation of creditors’ claims in the bankruptcy. This differs from the ordinary rule that requires the fair market value of a debtor corporation that undergoes an “ownership change” to be determined before the events giving rise to the change. The 382(l)(6) Exception also differs from the 382(l)(5) Exception in that (i) the debtor corporation is not required to reduce its NOLs by the amount of interest deductions claimed within the prior three-year period described above and (ii) the debtor may undergo another ownership change within two years without triggering the elimination of its NOLs.

It is expected that the Debtors will not qualify for the 382(l)(5) Exception.  Alternatively, the Reorganized Debtors may elect out of the 382(l)(5) Exception.  In either case, the Debtors expect that their use of the Pre-Change Losses, capital loss carryforwards and tax credits, if any, after the Effective Date will be subject to limitation based on the rules discussed above, but taking into account the 382(l)(6) Exception.  Regardless of whether the Reorganized Debtors take advantage of the 382(l)(6) Exception or the 382(l)(5) Exception, the Reorganized Debtors’ use of their Pre-Change Losses, capital loss carryforwards and tax credits, if any, after the Effective Date may be adversely affected if another “ownership change” within the meaning of section 382 of the IRC were to occur after the Effective Date.

3.	Alternative Minimum Tax

In general, an alternative minimum tax (“AMT”) is imposed on a corporation’s alternative minimum taxable income (“AMTI”) at a 20 percent rate to the extent such tax exceeds the corporation’s regular federal income tax for the year.  AMTI is generally equal to regular taxable income with certain adjustments.  For purposes of computing AMTI, certain tax deductions and other beneficial allowances are modified or eliminated.  For example, except for alternative minimum tax NOLs generated in or deducted as carryforwards in taxable years ending in certain years, which can offset 100 percent of a corporation’s AMTI, only 90 percent of a corporation’s AMTI may be offset by available alternative minimum tax NOL carryforwards.  Additionally, under the IRC, an ownership change (as discussed above) that occurs with respect to a corporation having a net unrealized built in loss in its assets will cause, for AMT purposes, the adjusted basis of each asset of the corporation immediately after the ownership change to be equal to its proportionate share (determined on the basis of respective fair market values) of the fair market value of the assets of the corporation, as determined under section 382(h) of the IRC, immediately before the ownership change.

B.           Certain U.S. Federal Income Tax Consequences to Holders of Claims

4.	Consequences to Holders of Class 3 Claims

Pursuant to the Plan, each Holder of an Allowed Class 3 Claim will receive its Pro Rata share of the New Equity.  Although the law is not entirely clear on this point, the Debtors intend to take the position that each Holder of an Allowed Class 3 Claim will be treated as entering into an exchange with GSE Environmental, Inc. pursuant to which its Claim is exchanged, in a fully taxable transaction, for New Equity of GSE Holdings, Inc. issued to GSE Environmental, Inc.  A Holder of a Class 3 Claim will generally recognize gain or loss equal to the difference, if any, between (i) the fair market value of the New Equity as of the Effective Date received by such Holder in exchange for its Class 3 Claim, and (ii) the Holder’s basis in the debt instrument constituting the surrendered Class 3 Claim.  Such gain or loss should be capital in nature (subject to the “market discount” rules described below) and should be long-term capital gain or loss if the debts constituting the surrendered Class 3 Claim were held for more than one year.  A Holder‘s tax basis in the New Equity will equal the fair market value of the New Equity as of the Effective Date.  A Holder’s holding period for the New Equity should begin on the day following the Effective Date.

5.	Consequences to Holders of Class 5 Claims

Pursuant to the Plan, each Holder of an Allowed Class 5 Claim will receive its Pro Rata share of the General Unsecured Claims Recovery Pool. A Holder that receives Cash from the General Unsecured Claims Recovery Pool in exchange for its Claim pursuant to the Plan generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between (i) the amount of Cash received in exchange for its Claim and (ii) the Holder’s adjusted tax basis in its Claim.

HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE RECOGNITION OF GAIN OR LOSS, FOR FEDERAL INCOME TAX PURPOSES, ON THE SATISFACTION OF THEIR CLASS 3 OR CLASS 5 CLAIMS.

6.	Accrued Interest

To the extent that any amount received by a Holder of a surrendered Claim under the Plan is attributable to accrued interest, such amount should be taxable to the Holder as interest income. Conversely, a Holder of a surrendered Claim may be able to recognize a deductible loss to the extent that any accrued interest on the debt instruments constituting such Claim was previously included in the Holder’s gross income but was not paid in full by the Debtors.  Such loss may be ordinary, but the law on this point is uncertain.

The extent to which the consideration received by a Holder of a surrendered Claim will be attributable to accrued interest on the debts constituting the surrendered Claim is also uncertain.  Treasury regulations generally treat a payment under a debt instrument first as a payment of accrued and unpaid interest and then as a payment of principal, however, it is unclear that such Treasury Regulations apply to payments made pursuant to the Plan.  Pursuant to the Plan, all distributions in respect of any Claim will be allocated first to the principal amount of such Claim, to the extent otherwise permitted and as determined for federal income tax purposes, and thereafter to the remaining portion of such Claim, if any. However, the provisions of the Plan are not binding on either the IRS or a court for purposes of determining the appropriate tax treatment of creditors.

HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE ALLOCATION OF CONSIDERATION RECEIVED IN SATISFACTION OF THEIR CLAIMS AND THE FEDERAL INCOME TAX TREATMENT OF ACCRUED BUT UNPAID INTEREST.

7.	Market Discount

Under the “market discount” provisions of sections 1276 through 1278 of the IRC, some or all of the gain realized by a Holder of a Claim who exchanges the debt instrument for other property on the Effective Date may be treated as ordinary income (instead of capital gain), to the extent of the amount of “market discount” on the debt instruments constituting the surrendered Claim.

In general, a debt instrument is considered to have been acquired with “market discount” if its Holder’s adjusted tax basis in the debt instrument immediately after its acquisition is less than (i) the sum of all remaining payments to be made on the debt instrument, excluding “qualified stated interest” (generally, stated interest that is unconditionally payable at least annually) or (ii) in the case of a debt instrument issued with OID, its adjusted issue price, by at least a de minimis amount (equal to 0.25 percent of the sum of all remaining payments to be made on the debt instrument, excluding qualified stated interest, multiplied by the number of remaining whole years to maturity).

Any gain recognized by a Holder on the taxable disposition of surrendered debts (determined as described above) that was acquired with market discount would be treated as ordinary income to the extent of the market discount that accrued thereon while such debts were considered to be held by the Holder (unless the Holder elected to include market discount in income as it accrued).

8.	Medicare Tax

Certain Holders that are individuals, estates, or trusts may be required to pay an additional 3.8 percent tax on, among other things, dividends, interest, and gains from the sale or other disposition of capital assets for taxable years beginning after December 31, 2012.  Holders that are individuals, estates, or trusts should consult their tax advisors regarding the effect, if any, of this tax provision on their own situation.

C.           Backup Withholding

           In general, information reporting requirements may apply to distributions or payments under the Plan.  Additionally, under the backup withholding rules, a Holder of a Claim may be subject to backup withholding (currently at a rate of 28 percent) with respect to distributions or payments made pursuant to the Plan unless that Holder: (a) comes within certain exempt categories (which generally include corporations) and demonstrates that fact; or (b) timely provides a correct taxpayer identification number on IRS Form W-9 and certifies under penalty of perjury that the taxpayer identification number is correct and that the Holder is not subject to backup withholding.  Backup withholding is not an additional tax but is, instead, an advance payment of tax that may be refunded to the extent it results in an overpayment of tax, provided that the required information is timely provided to the IRS.

The Debtors will withhold all amounts required by law to be withheld from payments of interest.  The Debtors will comply with all applicable reporting requirements of the IRS.

The tax consequences of the Plan and to the Holders are subject to uncertainties, and depend in part on each Holder’s specific situation.  Holders are urged consult their tax advisors regarding the particular tax consequences to them of the transactions contemplated by the Plan.

Recommendation of the Debtors

In the opinion of the Debtors, the Plan is preferable to the alternatives described in this Disclosure Statement because it provides for a larger distribution to the Debtors’ stakeholder than would otherwise result in a liquidation under chapter 7 of the Bankruptcy Code.  In addition, any alternative other than Confirmation of the Plan could result in extensive delays and increased administrative expenses resulting in smaller distributions to Holders of Allowed Claims and Allowed Interests than proposed under the Plan.  Accordingly, the Debtors recommend that Holders of Claims and Interests entitled to vote to accept or reject the Plan support Confirmation of the Plan and vote to accept the Plan.

Dated:  May 4, 2014

Respectfully submitted,

GSE ENVIRONMENTAL, INC.
(for itself and on behalf of each of its affiliated Debtors)

By:	/s/ Daniel C. Storey
	Name:	Daniel C. Storey
	Title:	Senior Vice President, Chief Financial Officer

Prepared by:

Laura Davis Jones (DE Bar No. 2436)
Timothy P. Cairns (DE Bar No. 4228)
PACHULSKI STANG ZIEHL & JONES LLP
919 North Market Street, 17th Floor
P.O. Box 8705
Wilmington, Delaware 19899-8705 (Courier 19801)
Telephone:	(302) 652-4100
Facsimile:	(302) 652-4400
Email:	ljones@pszjlaw.com
tcairns@pszjlaw.com

- and -

Patrick J. Nash, Jr., P.C. (pro hac vice admission pending)
Jeffrey D. Pawlitz (pro hac vice admission pending)
Bradley Thomas Giordano (pro hac vice admission pending)
KIRKLAND & ELLIS LLP
300 North LaSalle
Chicago, Illinois 60654
Telephone:	(312) 862-2000
Facsimile:	(312) 862-2200
Email:	patrick.nash@kirkland.com
jeffrey.pawlitz@kirkland.com
bradley.giordano@kirkland.com

Proposed Co-Counsel for the Debtors and Debtors in Possession

EXHIBIT A

Plan Of Reorganization

EXHIBIT B

Liquidation Analysis

[TO COME]

EXHIBIT C

Debtors’ Financial Projections

[TO COME]

EXHIBIT D

Debtors’ Prepetition Corporate Structure